Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 16 TO

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS AMENDMENT NO. 16 TO SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of April 28, 2020 (this “Amendment”), is by and among:

(a) RED BIRD RECEIVABLES, LLC, a Delaware limited liability company formerly known as Red Bird Receivables, Inc., a Delaware corporation (“Borrower”);

(b) INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper” and, together with Borrower, the “Loan Parties” and each, a “Loan Party”), as Servicer;

(c) MIZUHO BANK, LTD. (f/k/a MIZUHO CORPORATE BANK, LTD.) (together with its successors, “Mizuho”), in its capacity as a Lender, and in its capacity as agent to Mizuho (as a Lender) (together with its successors and assigns, the “Mizuho Agent” or a “Co-Agent”, and, together with Mizuho, the “Mizuho Group”);

(d) ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company (together with its successors, “Atlantic” and a “Conduit”), and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (f/k/a CALYON NEW YORK BRANCH), in its capacity as a Lender, and in its capacity as agent to Atlantic and to itself as a Lender (together with its successors and assigns, the “Atlantic Agent” or a “Co-Agent”, and, together with Atlantic, the “Atlantic Group”);

(e) MIZUHO BANK, LTD., as administrative agent for the Mizuho Group, the Atlantic Group and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).

Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, the parties hereto are parties to that certain Second Amended and Restated Credit and Security Agreement, dated as of March 13, 2008, as heretofore amended (and as hereby and hereafter amended, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Facility Termination Date (as defined in the Credit Agreement as in effect immediately prior to giving effect to this Amendment) for each of the Groups party to the Credit Agreement is scheduled to occur on March 8, 2021, and each of the Groups desire to extend the Facility Termination Date as set forth herein;

WHEREAS, in addition, the Loan Parties desire to amend the Credit Agreement as set forth herein; and

WHEREAS, the Agents and each of the Lenders are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment. Effective on the date hereof, upon satisfaction of each of the conditions precedent set forth in Section 3 below, the Credit Agreement is amended to read as set forth in Exhibit A.

2. Representations, Warranties and Covenants.

(i) Borrower hereby represents and warrants to the other parties hereto that the representations and warranties set forth in Section 6.1 of the Credit Agreement as hereby amended are true and correct on and as of the date of this Amendment as though made on and as of such date.

(ii) Borrower further represents and warrants to the other parties hereto that no event has occurred and is continuing that constitutes an Amortization Event, and no event has occurred and is continuing that constitutes an Unmatured Amortization Event.

3. Conditions Precedent; Termination of Side Letter. This Amendment shall become effective as of the date first above written upon (a) execution and delivery to the Administrative Agent’s counsel of each of the documents listed on Annex A hereto and (b) receipt by the Co-Agents of the Amendment and Renewal Fee (as defined in the Co-Agents’ Fee Letter dated as of the date hereof) in immediately available funds.

4. Miscellaneous.

(a) Agreements Regarding Reporting. The parties hereto agree that each report delivered by the Loan Parties to the Agents pursuant to the Credit Agreement after the date hereof shall be prepared and presented giving effect to this amendment and the corresponding amendment to the Receivables Sale and Contribution Agreement executed as of the date hereof, even if the period to which such report relates predates, in whole or in part, the date hereof.

(b) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

(c) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or by electronic mail in portable document format (pdf) shall be effective as delivery of a manually executed counterpart of this Amendment.

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(d) Ratification. Except as expressly amended hereby, the Credit Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

RED BIRD RECEIVABLES, LLC

By:	/s/ Phillip M. Sisneros
Name: Phillip M. Sisneros
Title: President

INTERNATIONAL PAPER COMPANY, as Servicer

By:	/s/ Errol A. Harris
Name: Errol A. Harris
Title: Vice President and Treasurer

[Signature Page to Amendment No. 16 to

Second Amended and Restated Credit and Security Agreement]

ATLANTIC ASSET SECURITIZATION LLC

BY:	Credit Agricole Corporate and Investment Bank, as Attorney-in-fact

By:	/s/ Michael Guarda
Name: Michael Guarda
Title: Managing Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and as Atlantic Agent

By:	/s/ Michael Guarda
Name: Michael Guarda
Title: Managing Director

By:	/s/ Kostantina Kourmpetis
Name: Kostantina Kourmpetis
Title: Managing Director

[Signature Page to Amendment No. 16 to

Second Amended and Restated Credit and Security Agreement]

MIZUHO BANK, LTD., as a Lender and as Mizuho Agent

By:	/s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

[Signature Page to Amendment No. 16 to

Second Amended and Restated Credit and Security Agreement]

MIZUHO BANK, LTD., as Administrative Agent

By:	/s/ Richard A. Burke
Name: Richard A. Burke
Title: Managing Director

[Signature Page to Amendment No. 16 to

Second Amended and Restated Credit and Security Agreement]

EXHIBIT A TO AMENDMENT NO. 16

TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

ANNEX A

CLOSING DOCUMENTS

1.	Amendment No. 16 to Second Amended and Restated Credit and Security Agreement, duly executed by each of the parties thereto.

2.	Co-Agents’ Fee Letter, dated as of the date hereof, duly executed by each of the parties thereto.

3.

A certificate of Borrower’s Assistant Secretary certifying a copy of its resolutions authorizing its execution, delivery and performance of the above documents and the names and titles of its authorized officers.

4.	A copy of the resolutions and related delegation of International Paper authorizing its execution, delivery and performance of the above documents.

5.

A certificate of International Paper’s financial officer certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing under the Receivables Sale and Contribution Agreement.

6.	A Compliance Certificate in the form of Exhibit V to the Credit Agreement, duly executed by Borrower.

7.

A favorable opinion of counsel to Borrower and International Paper (including with respect to due authorization, due execution, enforceability and non-contravention) in form and substance satisfactory to the Administrative Agent.

EXHIBIT A TO AMENDMENT NO. 16

TO SECOND AMENDED AND RESTATED

CREDIT AND SECURITY AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

DATED AS OF MARCH 13, 2008

AMONG

RED BIRD RECEIVABLES, LLC,

AS BORROWER,

INTERNATIONAL PAPER COMPANY,

AS SERVICER,

THE LENDERS FROM TIME TO TIME PARTY HERETO,

MIZUHO BANK, LTD.,

AS MIZUHO AGENT,

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

AS ATLANTIC AGENT,

AND

MIZUHO BANK, LTD.,

AS ADMINISTRATIVE AGENT

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EXHIBITS AND SCHEDULES

Exhibit I	Definitions

Exhibit II	Form of Borrowing Request

Exhibit III	Chief Executive Offices of the Loan Parties; Locations of Records; Federal Employer Identification Numbers

Exhibit IV	Names of Collection Banks; Collection Accounts

Exhibit V	Form of Compliance Certificate

Exhibit VI	Form of Monthly Report

Exhibit VII	Form of Partial Release and Sale Documents

Exhibit VIII	Form of Weekly Report

Exhibit IX	Form of Daily Report

Schedule A	Maximum Advance Amounts

Schedule B	Closing Documents

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SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of March 13, 2008 is entered into by and among:

(a) RED BIRD RECEIVABLES, LLC, a Delaware limited liability company formerly known as Red Bird Receivables, Inc., a Delaware corporation (“Borrower”),

(b) INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper” and, together with Borrower, the “Loan Parties” and each, a “Loan Party”), as Servicer,

(c) MIZUHO BANK, LTD. (f/k/a MIZUHO CORPORATE BANK, LTD.) (together with its successors, “Mizuho”), in its capacity as a Lender, and in its capacity as agent to Mizuho (as a Lender) (together with its successors and assigns, the “Mizuho Agent” or a “Co-Agent”, and, together with Mizuho, the “Mizuho Group”),

(d) ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company (together with its successors, “Atlantic”), and CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (f/k/a CALYON NEW YORK BRANCH) (together with its successors, “CACIB”), in its capacity as a Lender, and in its capacity as agent to Atlantic and to itself as a Lender (together with its successors and assigns, the “Atlantic Agent” or a “Co-Agent”, and, together with Atlantic, the “Atlantic Group”), and

(e) MIZUHO BANK, LTD., as administrative agent for the Mizuho Group, the Atlantic Group and the Co-Agents (in such capacity, together with any successors thereto in such capacity, the “Administrative Agent” and together with each of the Co-Agents, the “Agents”).

Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

PRELIMINARY STATEMENTS

The Borrower, International Paper, International Paper Financial Services, Inc. (“IPFS”), the certain lending groups named therein, the Co-Agents named therein and Citicorp North America, Inc., in its capacity as the Administrative Agent thereunder, were parties to that certain Amended and Restated Credit and Security Agreement dated as of November 17, 2004, as amended from time to time prior to March 13, 2008 (the “Existing Agreement”).

IPFS assigned all of its rights and responsibilities as Servicer under the Existing Agreement to International Paper, and each of the Lenders and the Agents party to this Agreement as of March 13, 2008 consented to such assignment.

On the terms and subject to the conditions hereinafter set forth, (i) the Lenders in each Group that are not Conduits shall, at the request of the Borrower, make Loans to Borrower from time to time and (ii) the Lenders in each Group that are Conduits may, in their absolute and sole discretion, make Loans to Borrower from time to time.

Mizuho Bank, Ltd. has been requested and is willing to act as Administrative Agent on behalf of the Co-Agents and the Groups in accordance with the terms hereof.

ARTICLE I.

THE CREDIT

Section 1.1 The Facility. On the terms and subject to the conditions set forth in this Agreement, Borrower (or the Servicer on Borrower’s behalf) may from time to time during the Revolving Period request Advances by delivering a Borrowing Request to the Co-Agents in accordance with Section 2.1. Upon receipt of a copy of each Borrowing Request from Borrower, each of the Co-Agents shall determine whether any Lenders in its Group will fund a Loan in an amount equal to such Group’s Stated Percentage (provided that if the Lenders in a Group that are Conduits choose not to fund a Loan, the Lenders in such Group that are not Conduits shall fund such Loan), subject to Section 1.2(a), of the requested Advance specified in such Borrowing Request, and each Co-Agent will give notice to the Administrative Agent by 10:00 a.m. (New York City time) at least two Business Days prior to the Borrowing Date specifying whether the Lenders in its Group intend to make such Loan as a CP Rate Loan, a Mizuho Rate Loan, LIBOR Loan or an Alternate Base Rate Loan; provided that (i) at no time may the aggregate principal amount of the Loans of the Lenders in the Mizuho Group at any one time outstanding exceed the Mizuho Group’s Group Limit; (ii) at no time may the aggregate principal amount of the Loans of the Lenders in the Atlantic Group at any one time outstanding exceed the Atlantic Group’s Group Limit; (iii) at no time may the aggregate principal amount of the Loans of any Lender at any one time outstanding exceed the Maximum Advance Amount of such Lender; and (iv) at no time may the Aggregate Principal exceed the lesser of (x) the Aggregate Facility Amount, and (y) the Borrowing Base.

Section 1.2 Funding Mechanics; Loans and Liquidity Fundings.

(a) Each Advance hereunder shall consist of Loans made by Lenders within each Group and which (except for any Advance which does not increase the aggregate principal amount of the Loans outstanding) shall be made in such proportions by each Group based on such Group’s Stated Percentage. Any Advance which does not increase the aggregate principal amount outstanding may be funded solely by one or more of the Lenders in a single Group.

(b) Each Lender funding any portion of an Advance shall wire transfer the principal amount of its Loan to its applicable Co-Agent in immediately available funds not later than 1:00 p.m. (New York City time) on the applicable Borrowing Date and, subject to its receipt of such Loan proceeds, such Co-Agent shall wire transfer such funds to the account specified by Borrower in its Borrowing Request not later than 2:00 p.m. (New York City time) on such Borrowing Date.

(c) While it is the intent of each of the Conduits to fund its respective Loans through the issuance of Promissory Notes, the parties acknowledge that if any of the Conduits is unable, or reasonably determines that it is undesirable for any reason to issue Promissory Notes to fund or maintain all or any portion of its Loans at a CP Rate, or is unable to repay such Promissory Notes upon the maturity thereof, such Conduit will avail itself of a Liquidity Funding from a Liquidity Provider under its Liquidity Agreement. The Liquidity Fundings may be Alternate Base Rate Loans or LIBOR Loans, or a combination thereof, selected by Borrower in accordance with Article II; provided, however, that each Liquidity Funding shall be an Alternate Base Rate Loan at least for the first two (2) Business Days after it is funded. In addition, the parties acknowledge that most Promissory Notes are issued at a discount and at varying discount rates; accordingly, it may not be possible for all CP Rate Loans to be made in amounts precisely equal to the amounts specified in a Borrowing Request. To the extent that a Liquidity Funding is made from a Liquidity Provider to a Conduit, regardless of whether a Liquidity Funding constitutes an assignment of a Loan or the sale of one or more participations therein or any other obtaining of funding for all or any portion of any Loan, each Liquidity Provider participating in a Liquidity Funding shall have the same rights as such Conduit has hereunder with the same force and effect as if such Liquidity Provider had directly made a Loan to Borrower in the amount of its Liquidity Funding.

(d) Nothing herein shall be deemed to commit any Conduit to fund Loans.

Section 1.3 Interest Rates.

(a) Each CP Rate Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the CP Tranche Period applicable thereto selected in accordance with Article II of this Agreement to (but not including) the last day of such CP Tranche Period at the applicable CP Rate. On the 5th Business Day immediately preceding each Monthly Settlement Date, each Conduit shall calculate the amount of its CP Costs for the applicable Calculation Period and shall notify Borrower of such amount which shall be payable on such Settlement Date.

(b) Each LIBOR Loan shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto selected in accordance with Article II of this Agreement to (but not including) the last day of such Interest Period at a rate per annum equal to the applicable LIBOR for such Interest Period.

(c) Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it is paid at a rate per annum equal to the Alternate Base Rate for such day. Changes in the rate of interest on Alternate Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate.

(d) Each Mizuho Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Loan is made to but excluding the date it is paid at a rate per annum equal to the Mizuho Rate for such day. Changes in the rate of interest on Mizuho Rate Loans will take effect simultaneously with each change in the Mizuho Rate.

(e) Notwithstanding anything to the contrary contained in Sections 1.3(a), (b), (c) or (d), upon the occurrence of an Amortization Event, and during the continuance thereof, all Obligations shall bear interest, payable upon demand, at the Default Rate.

(f) Interest shall be payable for the day a Loan is made but not for the day of any payment on the amount paid if payment is received by each Co-Agent prior to 1:00 p.m. (New York City time) at the place of payment. If any payment of principal of or interest on a Loan shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

Section 1.4 Payment Dates; Absence of Notes to Evidence Loans.

(a) Borrower promises to pay the principal of each CP Rate Loan on the last day of its CP Tranche Period.

(b) Borrower promises to pay the principal of each LIBOR Loan on the last day of its Interest Period.

(c) Borrower promises to pay the principal of each Mizuho Rate Loan on the last day of its Interest Period.

(d) Borrower promises to pay the principal of each Alternate Base Rate Loan on or before the earlier to occur of (i) the Facility Termination Date, and (ii) the refinancing of such Loan with a CP Rate Loan, a Mizuho Rate Loan or a LIBOR Loan.

(e) Each Lender shall maintain (or cause its respective Co-Agent to maintain) in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Upon request of Borrower, such Lender’s Co-Agent or the Administrative Agent, such Lender will confirm the outstanding principal balances of its Loans and the amount of any accrued and unpaid interest thereon. The entries maintained in the accounts maintained pursuant to this Section shall absent manifest error be correct evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of any Lender (or Co-Agent) to maintain such accounts or any error therein shall not in any manner affect the obligation of Borrower to repay the Obligations in accordance with their terms.

Section 1.5 Prepayments. Subject, in the case of CP Rate Loans, Mizuho Rate Loans and LIBOR Loans, to the funding indemnification provisions of Section 4.3:

(a) Borrower may from time to time voluntarily prepay, without penalty or premium, all outstanding Advances, or, in a minimum aggregate amount of $1,000,000 per Group (or a larger integral multiple of $1,000,000 per Group), any portion of the outstanding Advances by giving prior written notice to the Co-Agents (each, a “Prepayment Notice”) within the Required Notice Period with respect to each Lender’s Loans so prepaid; provided that each such prepayment of principal complying with the provisions of this Section or otherwise is accompanied by a payment of all accrued and unpaid interest on the amount prepaid, together with all amounts (if any) due under Section 4.3 and any Broken Funding Costs (if any) due because of such prepayment, and is made between the Groups ratably in accordance with the respective Percentages of such Groups. The Co-Agents agree to use their best efforts to accommodate any request by Borrower to prepay any portion of the outstanding Advances in any manner other than as required herein to minimize any Broken Funding Costs associated with such prepayment.

(b) If, on any Business Day, the aggregate outstanding principal amount of the Loans from the Atlantic Group exceeds the Atlantic Group’s Group Limit, or the aggregate principal amount of the Loans outstanding from Atlantic exceeds the aggregate Liquidity Commitments in favor of Atlantic pursuant to the Atlantic Liquidity Agreement divided by 102%, in either case, Borrower shall prepay such Loans in an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid, by wire transfer to the Atlantic Agent not later than 1:00 p.m. (New York City time) on the first Business Day thereafter.

(c) If, on any Business Day, the aggregate outstanding principal amount of the Loans from the Mizuho Group exceeds the Mizuho Group’s Group Limit, Borrower shall prepay such Loans in an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid, by wire transfer to the Mizuho Agent not later than 1:00 p.m. (New York City time) on the first Business Day thereafter.

(d) Without duplication, if, on any Business Day, the aggregate outstanding principal amount of all Loans exceeds the Borrowing Base, Borrower shall prepay such Loans in an amount sufficient to eliminate such excess, together with accrued and unpaid interest on the amount prepaid, to the Co-Agents by wire transfer not later than 1:00 p.m. (New York City time) on the first Business Day thereafter, and such prepayment shall be made between the Groups ratably in accordance with the respective Percentages of such Groups.

(e) Upon receipt of any wire transfer pursuant to Section 1.5(a), (b), (c) or (d), the applicable Co-Agent shall wire transfer to each of its Constituent Lenders their respective shares thereof not later than 1:30 p.m. (New York City time) on the date when received. Any prepayment required pursuant to Section 1.5(b), (c) or (d) shall be applied first, to the ratable reduction of the applicable Group’s Alternate Base Rate Loans outstanding, second, to the ratable reduction of the applicable Group’s LIBOR Loans outstanding, and lastly, to the reduction of the applicable Group’s Mizuho Rate Loans and CP Rate Loans selected by Borrower (or the Servicer, on Borrower’s behalf).

Section 1.6 Distribution of Certain Notices; Notification of Interest Rates. Promptly after receipt thereof, each Co-Agent will notify its Constituents of the contents of each Monthly Report, Borrowing Request, Prepayment Notice, or notice of default received by it from Borrower or the Servicer hereunder. In addition, each of the Co-Agents shall promptly notify its Constituent Lenders and Borrower of each determination of and change in Interest Rates.

ARTICLE II.

BORROWING AND PAYMENT MECHANICS; CERTAIN COMPUTATIONS

Section 2.1 Method of Borrowing. Borrower (or the Servicer, on Borrower’s behalf) shall give the Co-Agents irrevocable notice in the form of Exhibit II hereto (each, a “Borrowing Request”) not later than 12:00 p.m. (New York City time) at least four (4) Business Days before the Borrowing Date of each Advance; provided that if a request has been made pursuant to Section 1.7 of the Receivables Sale and Contribution Agreement and a Monthly Report giving effect to such request has not yet been delivered to the Co-Agents, the Borrowing Request delivered pursuant to this Section 2.1 shall include a pro forma Monthly Report and an electronic file of the data contained therein, current through the date of such Borrowing Request, which gives effect to such request. On each Borrowing Date, each applicable Lender that has elected in its sole discretion or that is required pursuant to Section 1.1 to make a Loan or Loans, shall make available its Loan or Loans in immediately available funds to its Co-Agent by wire transfer of such amount received not later than 1:00 p.m. (New York City time). Subject to its receipt of such wire transfers, each Co-Agent will wire transfer the funds so received from its Constituent Lenders (if any) to Borrower at the account specified in its Borrowing Request not later than 2:00 p.m. (New York City time) on the applicable Borrowing Date. Unless each of the Co-Agents in its sole discretion shall otherwise agree, not more than two (2) Borrowing Requests shall occur in any calendar month.

Section 2.2 Selection of CP Tranche Periods and Interest Periods.

(a) Except upon the occurrence and during the continuance of an Amortization Event and subject to Section 2.2(b) and 2.2(c), Borrower (or the Servicer, on Borrower’s behalf) in its Borrowing Request may request Interest Periods from time to time to apply to the LIBOR Loans; provided, however, that at any time while any Lender has LIBOR Loans outstanding, at least one Interest Period of such Lender shall mature on each Monthly Settlement Date.

(b) While each of the Co-Agents will use reasonable efforts to accommodate Borrower’s or the Servicer’s requests for Interest Periods for LIBOR Loans except during the continuance of an Amortization Event, each of the Co-Agents shall have the right to subdivide any requested LIBOR Loan into one or more LIBOR Loans with different Interest Periods, or, if the requested period is not feasible, to suggest an alternative Interest Period. Notwithstanding the foregoing, not less than $1,000,000 (or such lesser amount as agreed by the applicable Lender) of principal may be allocated to any CP Tranche Period of any Conduit or Interest Period of any Loan, and no Alternate Base Rate Loan may have a principal amount of less than $1,000,000 (or such lesser amount as agreed by the applicable Lender).

(c) Borrower (or the Servicer, on Borrower’s behalf) may not request an Interest Period for a LIBOR Loan unless it shall have given each of the applicable Co-Agent(s) written notice of its desire therefor not later than 1:00 p.m. (New York City time) at least three (3) Business Days prior to the first day of the desired Interest Period, and, solely in the case of the Atlantic Group, received the Atlantic Agent’s consent to the making of a LIBOR Loan. Accordingly, all Liquidity Fundings shall initially be Alternate Base Rate Loans.

(d) Unless each of the Co-Agents shall have received written notice by 12:00 p.m. (New York City time) on the Business Day prior to the last day of a CP Tranche Period that Borrower intends to reduce the aggregate principal amount of the CP Rate Loans outstanding, each of the Co-Agents and the Conduits shall be entitled to assume that Borrower desires to refinance the principal and interest of each maturing CP Rate Loan on the last day of its CP Tranche Period with new CP Rate Loans having substantially similar CP Tranche Periods; provided, however, that Borrower shall remain liable to pay in cash any portion of the principal or interest on the maturing CP Rate Loan when due to the extent that the applicable Conduit cannot issue Promissory Notes or avail itself of a Liquidity Funding, in either case, in the precise amount necessary to refinance the maturing CP Rate Loan and the accrued and unpaid interest thereon.

(e) Unless each of the Co-Agents shall have received written notice by 1:00 p.m. (New York City time) on the third (3rd) Business Day prior to the last day of an Interest Period with respect to a LIBOR Loan that Borrower intends to reduce the aggregate principal amount of LIBOR Loans outstanding from any Lender in such Co-Agent’s Group (or roll over its LIBOR Loans pursuant to Section 2.2(c)), each of the Atlantic Lenders shall be entitled to assume that Borrower desires to refinance its maturing LIBOR Loans on the last day of such Interest Period with Alternate Base Rate Loans, and each of the Mizuho Lenders shall be entitled to assume that Borrower desires to refinance its maturing LIBOR Loans on the last day of such Interest Period with LIBOR Loans for the same Interest Period then ending to the extent of the applicable Lenders’ ability to provide the funding without the customary three (3) Business Days notice or, otherwise, with Alternate Base Rate Loans.

Section 2.3 Computation of Concentration Limits and Outstanding Balance. The Obligor Concentration Limits and the aggregate Outstanding Balance of Receivables of each Obligor and its Affiliated Obligors (if any) shall be calculated as if each such Obligor and its Affiliated Obligors were one Obligor.

Section 2.4 Maximum Interest Rate. No provision of this Agreement shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law (the “Maximum Rate”). If at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the Maximum Rate which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 2.5 Payments and Computations, Etc.

(a) Payments. All amounts to be paid or deposited by Borrower or the Servicer (on Borrower’s behalf) to any of the Agents or Lenders (other than amounts payable under Section 4.2) shall be paid by wire transfer of immediately available funds received not later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America to the applicable Co-Agent at its address specified in Schedule 14.2, and, to the extent such payment is for the account of any Lender, the applicable Co-Agent shall promptly disburse such funds to the appropriate Lender(s) in its Group.

(b) Late Payments. To the extent permitted by law, upon demand, Borrower or the Servicer (on Borrower’s behalf), as applicable, shall pay to the applicable Co-Agent for the account of each Person in its Group to whom payment of any Obligation is due, interest on all amounts not paid or deposited by 1:00 p.m. (New York City time) on the date when due (without taking into account any applicable grace period) at the Default Rate.

(c) Method of Computation. All computations of interest at the Alternate Base Rate or the Default Rate shall be made on the basis of a year of 365 (or, when appropriate, 366) days for the actual number of days (including the first day but excluding the last day) elapsed. All other computations of interest, and all computations of Servicer’s Fee, any per annum fees payable under Section 4.1 and any other per annum fees payable by Borrower to the Lenders, the Servicer or any of the Agents under the Loan Documents shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

(d) Avoidance or Rescission of Payments. To the maximum extent permitted by applicable law, no payment of any Obligation shall be considered to have been paid if at any time such payment is rescinded or must be returned for any reason.

Section 2.6 Non-Receipt of Funds by the Co-Agents. Unless a Lender notifies its Co-Agent prior to the date and time on which it is scheduled to fund a Loan that it does not intend to fund such Loan, such Co-Agent may assume that such funding will be made and may, but shall not be obligated to, make the amount of such Loan available to the intended recipient in reliance upon such assumption. If such Lender has not in fact funded its Loan proceeds to the applicable Co-Agent, the recipient of such payment shall, on demand by such Co-Agent, repay to such Co-Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by such Co-Agent until the date such Co-Agent recovers such amount at a rate per annum equal to the Federal Funds Effective Rate for such day.

ARTICLE III.

SETTLEMENTS

Section 3.1 Collateral Reporting. The Servicer shall deliver the Monthly Reports, Weekly Reports and Daily Reports when and as required by Section 8.5. At or before 1:00 p.m. (New York City time) on the Business Day before each Settlement Date, each of the Co-Agents shall notify Borrower and the Servicer of (i) the aggregate principal balance of all Loans that are then outstanding from its Constituents, and (ii) the aggregate amount of all principal, interest and fees that will be due and payable by Borrower to such Co-Agent for the account of such Co-Agent or its Constituents on such Settlement Date.

Section 3.2 Turnover of Collections. Without limiting any Agent’s or Lender’s recourse to Borrower for payment of any and all Obligations:

(a) If any Collateral Report reveals that a mandatory prepayment is required under Section 1.5(b), (c) or (d), not later than the 1:00 p.m. (New York City time) on the next succeeding Settlement Date, the Servicer shall turn over to each applicable Co-Agent, for distribution to its Constituents, a portion of the Collections equal to the amount of such required mandatory prepayment.

(b) If, on any Settlement Date, any Loans are to be voluntarily prepaid in accordance with Section 1.5(a), or if the aggregate principal amount of the Advances outstanding is to be reduced, the Servicer shall turn over to each of the Co-Agents, for distribution to its Constituents, a portion of the Collections equal to the Groups’ respective Percentages of the aggregate amount of such voluntary prepayment or reduction and any other amounts required to be paid in connection with such voluntary prepayment or reduction.

(c) In addition to, but without duplication of, the foregoing, on (i) each Settlement Date, (ii) each Business Day from and after the occurrence of an Amortization Event and during the continuation thereof, and (iii) each other date on which any principal of or interest on any of the Loans becomes due (whether by acceleration or otherwise) and, in the case of principal, has not been reborrowed pursuant to Section 1.1, the Servicer shall turn over to each of the Co-Agents, for distribution to their respective Constituents, the Groups’ respective Percentages of a portion of the Collections equal to the aggregate amount of all other Obligations that are due and owing on such date; provided, however, that prior to the occurrence of an Amortization Event, the Servicer shall not be obligated to turn over Collections to pay Obligations other than principal on Settlement Dates that are not Monthly Settlement Dates. If the Collections and proceeds of new Loans are insufficient to make all payments required under clauses (a), (b) and (c) and to pay the Servicing Fee and, if applicable, all expenses due and owing to any replacement Servicer under Section 8.1(d) (all of the foregoing, collectively, the “Required Amounts”) and Borrower has made any Demand Advances, Borrower shall make demand upon International Paper for payment of the Demand Advances in an amount equal to the lesser of the insufficiency in Required Amounts or the aggregate outstanding principal balance of such Demand Advances (plus any accrued and unpaid interest thereon) and, upon receipt of any such amounts, Borrower shall pay them to each of the Co-Agents, ratably in accordance with their respective Groups’ Percentages, for distribution in accordance with this Section 3.2.

(d) If the aggregate amount of Collections and payments on Demand Advances received by the Co-Agents on any Settlement Date are insufficient to pay all Required Amounts, the aggregate amount received shall be applied to the items specified in the subclauses below, in the order of priority of such subclauses:

(i) to any accrued and unpaid CP Costs and Interest on the Loans that is then due and owing, including any previously accrued CP Costs and Interest which was not paid on its applicable due date;

(ii) if the Servicer is not Borrower or an Affiliate thereof, to any accrued and unpaid Servicer’s Fee that is then due and owing to such Servicer, together with any invoiced expenses of the Servicer due and owing pursuant to Section 8.1(d);

(iii) to the payment of any amounts outstanding under the Fee Letters that are then due and owing;

(iv) to the payment of the principal of any Loans that are then due and owing;

(v) to other Obligations that are then due and owing; and

(vi) if the Servicer is Borrower, International Paper or one of their respective Affiliates, to the accrued and unpaid Servicer’s Fee and Supplemental Servicer’s Fee that are then due and owing to such Servicer.

Section 3.3 Non-Distribution of Servicer’s Fee. Each of the Agents and the other Secured Parties hereby consents to the retention by the Servicer of a portion of the Collections equal to the Servicer’s Fee so long as the Collections received by the Servicer are sufficient to pay all amounts pursuant to Section 3.2(d) of a higher priority as specified in such Section.

Section 3.4 Deemed Collections. If as of the last day of any Settlement Period:

(a) the outstanding aggregate balance of the Net Pool Balance as reflected in the preceding Collateral Report (net of any positive adjustments) has been reduced for any of the following reasons:

(i) as a result of any rejected services, any cash discount or any other adjustment by the Originator or any Affiliate thereof (regardless of whether the same is treated by the Originator or such Affiliate as a write-off), or as a result of any surcharge or other governmental or regulatory action, or

(ii) as a result of any setoff or breach of the underlying agreement in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), or

(iii) on account of the obligation of the Originator or any Affiliate thereof to pay to the related Obligor any rebate or refund, or

(iv) the Outstanding Balance of any Receivable is less than the amount included in calculating the Net Pool Balance for purposes of any Collateral Report (for any reason other than such Receivable becoming a Defaulted Receivable), or

(b) any of the representations or warranties of Borrower set forth in Section 6.1(i), (j), (l), (q)(ii), (r), (s) or (t) was not true when made with respect to any Receivable, or any of the representations or warranties of Borrower set forth in Section 6.1(i) or (j) is no longer true with respect to any Receivable, then, in such event, Borrower shall be deemed to have received a Collection in an amount equal to (A) the amount of such reduction, cancellation or overstatement, in the case of the preceding clauses (a)(i), (a)(ii), (a)(iii) and (a)(iv), and (B) in the full amount of the Outstanding Balance of such Receivable in the case of the preceding clause (b).

ARTICLE IV.

FEES AND YIELD PROTECTION

Section 4.1 Fees. International Paper or Borrower, as applicable, shall pay to each of the Agents and the Lenders certain fees from time to time in amounts and payable on such dates as are set forth in the Fee Letters.

Section 4.2 Yield Protection.

(a) If any Regulatory Change occurring after the date hereof:

(i) shall subject an Affected Party to any Tax (other than Excluded Taxes), duty or other charge with respect to its Obligations or, as applicable, its Outstanding Advance Amount or its Liquidity Commitment or Liquidity Funding, or shall change the basis of taxation of payments to the Affected Party of any Obligations, owed to or funded in whole or in part by it or any other amounts due under this Agreement in respect of its Obligations or, as applicable, its Outstanding Advance Amount or its Liquidity Commitment or Liquidity Funding; or

(ii) shall impose, modify or deem applicable any reserve that was not included in the computation of the applicable Interest Rate, or any special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Party, or credit extended by any Affected Party; or

(iii) shall affect the amount of capital required or expected to be maintained by any Affected Party; or

(iv) shall impose any other condition affecting any Obligation owned or funded in whole or in part by any Affected Party, or its rights or obligations, if any, to make Loans or Liquidity Fundings; or

(v) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be:

(x) to increase the cost to or to impose a cost on (I) an Affected Party funding or making or maintaining (or providing or agreeing to provide funding for) any Loan, any Liquidity Funding, or any commitment of such Affected Party with respect to any of the foregoing, or (II) any of the Agents for continuing its or Borrower’s relationship with any Affected Party, in each case, in an amount deemed to be material by such Affected Party,

(y) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement or under the Liquidity Agreement, or

(z) to reduce the rate of return on such Affected Party’s capital as a consequence of its Outstanding Advance Amount, its Liquidity Commitment, Liquidity Funding or the Loans made by it to a level below that which such Affected Party could have achieved but for the occurrence of such circumstances, then, within thirty days after demand by such Affected Party (which demand shall be made not more than 45 days after the date on which the Affected Party becomes aware of such Regulatory Change and shall be accompanied by a certificate setting forth, in reasonable detail, the basis of such demand and the methodology for calculating, and the calculation of the amounts claimed by the Affected Party), Borrower shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such actual additional cost, actual increased cost or actual reduction.

(b) Each Affected Party will promptly notify Borrower, the Administrative Agent and the applicable Co-Agent of any event of which it has knowledge (including any future event that, in the judgment of such Affected Party, is reasonably certain to occur) which will entitle such Affected Party to compensation pursuant to this Section 4.2; provided, however, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation unless such notification is given more than 45 days after the Affected Party becomes aware of such Regulatory Change.

(c) In determining any amount provided for or referred to in this Section 4.2, an Affected Party may use any reasonable averaging and attribution methods (consistent with its ordinary business practices) that it (in its reasonable discretion) shall deem applicable. Any Affected Party when making a claim under this Section 4.2 shall submit to Borrower the above-referenced certificate as to such actual increased cost or actual reduced return (including calculation thereof in reasonable detail), which shall, in the absence of manifest error, be conclusive and binding upon Borrower.

(d) Each of the Lenders agrees, and shall require each Affected Party to agree that, with reasonable promptness after an officer of such Lender or such Affected Party responsible for administering the Transaction Documents becomes aware that it has become an Affected Party under this Section 4.2, is entitled to receive payments under this Section 4.2, or is or has become subject to U.S. withholding Taxes payable by any Loan Party in respect of its investment hereunder, it will, to the extent not inconsistent with any internal policy of such Person or any applicable legal, rating agency or regulatory restriction or directive: (i) use all reasonable efforts to make, fund or maintain its advances or investment hereunder through another branch or office of such Affected Party, or (ii) take such other reasonable measures, if, as a result thereof, the circumstances which would cause such Person to be an Affected Party under this Section 4.2 would cease to exist, or the additional amounts which would otherwise be required to be paid to such Person pursuant to this Section 4.2 would be reduced, or such withholding Taxes would be reduced, and if the making, funding or maintaining of such advances or investment through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such advances or investment or the interests of such Person; provided that such Person will not be obligated to utilize such other lending office pursuant to this Section 4.2 unless Borrower agrees to pay all incremental expenses incurred by such Person as a result of utilizing such other office as described in clause (i) above.

(e) If any Lender (other than a Co-Agent) makes a claim for compensation under this Section 4.2, Borrower may propose an Eligible Assignee to the applicable Co-Agent who is willing to accept an assignment of such Lender’s outstanding Loans, together with each of its other rights and obligations under the Transaction Documents; provided that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 4.3) shall be payable by Borrower as if Borrower had prepaid the Loans of the assigning Lenders rather than such assigning Lenders having assigned their respective interests hereunder. If such proposed Eligible Assignee is acceptable to the applicable Co-Agent (who shall not unreasonably withhold or delay its approval and shall be deemed to be acting per se reasonably when following the instructions of any rating agency then rating its respective Conduit’s commercial paper or, as applicable, medium term note program), the claiming Lender will be obligated to assign all of its rights and obligations to such proposed Eligible Assignee within ten (10) Business Days after such Co-Agent gives its consent to such proposed Eligible Assignee.

Section 4.3 Funding Losses. In the event that any Lender or any Funding Source shall actually incur any actual loss or expense (including, without limitation, any actual loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired to make any Loan or Liquidity Funding) as a result of (a) Borrower’s failure to borrow any Mizuho Rate Loan or

LIBOR Loan on the date specified in any Borrowing Request or repayment of any Mizuho Rate Loan or LIBOR Loan on a date other than the last day of the applicable interest period, or (b) any event or condition specified in the definition of “Broken Funding Costs,” then, upon written notice from the applicable Co-Agent to the Administrative Agent, Borrower and the Servicer, Borrower shall pay to the Servicer, and the Servicer shall pay to the applicable Co-Agent for the account of such Lender or Funding Source upon demand, the amount of such actual loss or expense (which shall include without limitation all Broken Funding Costs). Such written notice (which shall include the methodology for calculating, and the calculation of, the amount of such actual loss or expense, in reasonable detail) shall, in the absence of manifest error, be conclusive and binding upon Borrower and the Servicer.

ARTICLE V.

CONDITIONS OF ADVANCES

Section 5.1 Conditions Precedent to Effectiveness. Effectiveness of this Agreement is subject to the conditions precedent that (a) the Administrative Agent shall have received on or before the date of such Advance those documents listed on Schedule A to the Receivables Sale and Contribution Agreement and those documents listed on Schedule B to this Agreement, (b) the Rating Agency Condition, if required by any Conduit’s program documents, shall have been satisfied as to each applicable Conduit, (c) the Agents shall have received all fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letters, (d) Borrower shall have converted from a Delaware corporation to a Delaware limited liability company, and (e) all demand advances outstanding under the Existing Agreement to IPFS shall have been repaid in cash.

Section 5.2 Conditions Precedent to All Advances. Each Advance and each rollover or continuation of any Advance shall be subject to the further conditions precedent that (a) the Servicer shall have delivered to the Agents on or prior to the date thereof, in form and substance satisfactory to the Agents, all Collateral Reports as and when due under Section 8.5; (b) the Facility Termination Date shall not have occurred; (c) the Agents shall have received such other approvals, opinions or documents as any Agent may reasonably request; and (d) on the date thereof, the following statements shall be true (and acceptance of the proceeds of such Advance shall be deemed a representation and warranty by Borrower that such statements are then true):

(i) the representations and warranties set forth in Section 6.1 are true and correct on and as of the date of such Advance (or such Settlement Date, as the case may be) as though made on and as of such date;

(ii) no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that will constitute an Amortization Event, and no event has occurred and is continuing, or would result from such Advance (or the continuation thereof), that would constitute an Unmatured Amortization Event; and

(iii) after giving effect to such Advance (or the continuation thereof), the Aggregate Principal will not exceed the Aggregate Facility Amount.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

Section 6.1 Representations and Warranties of the Loan Parties. Each Loan Party hereby represents and warrants to the Agents and the Lenders, as to itself, as of the date hereof, as of the date of each Advance and as of each Settlement Date that:

(a) Existence and Power. Such Loan Party’s jurisdiction of organization is correctly set forth in the preamble to this Agreement. Such Loan Party is duly organized under the laws of that jurisdiction and no other state or jurisdiction. Borrower is validly existing and in good standing under the laws of its state of organization. International Paper is validly existing under the laws of its state of organization. Such Loan Party is duly qualified to do business as a foreign entity, and has and holds all organizational power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except where the failure to so qualify or so hold could not reasonably be expected to have a Material Adverse Effect.

(b) Power and Authority; Due Authorization, Execution and Delivery. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, in the case of Borrower, Borrower’s use of the proceeds of Advances made hereunder, are within such Loan Party’s limited liability company or corporate powers and authority and have been duly authorized by all necessary limited liability company or corporate action on its part. This Agreement and each other Transaction Document to which such Loan Party is a party has been duly executed and delivered by such Loan Party.

(c) No Conflict. The execution and delivery by such Loan Party of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder (i) do not contravene or violate (A) its certificate of formation and operating agreement, or articles of incorporation and by-laws, as applicable, (B) any law, rule or regulation applicable to it, (C) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and (ii) do not result in the creation or imposition of any Adverse Claim on assets of such Loan Party or its Material Subsidiaries (except as created hereunder) except, in the case of clauses (i)(B), (i)(C) and (i)(D) above, where such contravention or violation could not reasonably be expected to have a Material Adverse Effect. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(d) Governmental Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Loan Party of this Agreement or any other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder, other than (i) the filing of the financing statements required hereunder and (ii) those consents which have duly been obtained and are in full force and effect as of such date.

(e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Loan Party’s knowledge, threatened, against or affecting such Loan Party, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Loan Party is not in default with respect to any order of any court, arbitrator or governmental body that could reasonably be expected to have a Material Adverse Effect.

(f) Binding Effect. This Agreement and each other Transaction Document to which such Loan Party is a party constitute the legal, valid and binding obligations of such Loan Party enforceable against such Loan Party in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(g) Accuracy of Information.

(i) Collateral Reports and Borrowing Base Recomputations. Each Collateral Report delivered pursuant to Sections 3.1 and 8.5, and each recomputation (if any) of the Borrowing Base delivered pursuant to Section 3.1, was true and accurate in every material respect on the date specified in such report or recomputation.

(ii) Pre-Closing Collateral Information. All information regarding the Collateral or any Loan Party furnished by any Loan Party or any of its Affiliates to any of the Agents or Lenders prior to the date of this Agreement was true and accurate in every material respect on the date such information was so furnished except as otherwise disclosed to the Agents and the Lenders prior to the date hereof and, when taken as a whole together with such subsequent disclosures, did not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(iii) Ongoing Collateral Information. All other information regarding the Collateral not covered by clauses (i) and (ii) above which is hereafter furnished by any Loan Party to any of the Agents or Lenders will be true and accurate in every material respect on the date such information is so furnished and, when taken as a whole, will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when so furnished.

(iv) Other Information. All other information regarding any Loan Party, its business, operations, financial condition or prospects furnished by any Loan Party to any of the Agents or Lenders in connection with the Transaction Documents after the date of this Agreement that is not covered by clauses (i), (ii) or (iii) above, will be true and accurate in every material respect on the date such information is so furnished and, when taken as a whole together with any subsequent updates to such information, will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date when furnished or updated.

(h) Use of Proceeds. No proceeds of any Advance hereunder will be used by Borrower (x) to purchase or carry any margin stock as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System or to advance or provide funds to others for such purpose or (y)(i) for a purpose that violates: (A) Section 7.2(e) of this Agreement or (B) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i) Good Title. Borrower is the legal and beneficial owner of the Receivables and Related Security with respect thereto (or, to the extent the transactions contemplated by the Receivables Sale and Contribution Agreement are characterized, against the parties’ express intentions, as other than true sales, possesses a valid and perfected security interest therein), in each case, together with the filing of the financing statements contemplated hereunder, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s ownership interest in each Receivable, its Collections and the Related Security.

(j) Perfection. This Agreement, together with the filings of the financing statements contemplated hereunder, is effective to create a valid and perfected security interest in favor of the Administrative Agent for the benefit of the Secured Parties in the Collateral to secure payment of the Obligations, free and clear of any Adverse Claim except as created by the Transactions Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (on behalf of the Secured Parties) security interest in the Collateral.

(k) Places of Business and Locations of Records. The principal places of business and chief executive office of such Loan Party and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit III or such other locations of which the Administrative Agent has been notified in accordance with Section 7.2(a) in jurisdictions where all action required by Section 14.4(a) has been taken and completed. Borrower’s Federal Employer Identification Number is correctly set forth on Exhibit III.

(l) Collections. The conditions and requirements set forth in Section 7.1(j) and Section 8.2 have at all times been satisfied and duly performed. The names, addresses and jurisdictions of organization of all Collection Banks, together with the account numbers of the Collection Accounts of Borrower at each Collection Bank and the post office box number of each Lock Box, are listed on Exhibit IV, which Exhibit may be updated from time to time by the Borrower by written notice to the Agents to reflect the closure of certain (but not all) Lockboxes and Collection Accounts and the addition of new Lockboxes and Collections Accounts which are subject to Collection Account Agreements. Borrower has not granted any Person, other than the Administrative Agent as contemplated by this Agreement, dominion and control of any Lock Box or Collection Account, or the right to take dominion and control of any such Lock Box or Collection Account at a future time or upon the occurrence of a future event. Neither Borrower nor initial Servicer has authorized the deposit into any Collection Account of any cash, check or other item except proceeds of the Collateral.

(m) Material Adverse Effect. (i) The Servicer represents and warrants that since December 31, 2011 and, for any date this representation and warranty is made or deemed made after delivery of annual audited financial statements pursuant to Section 7.1 hereof, the date of the most recently delivered annual audited financial statements thereunder, no event has occurred that would have a material adverse effect on the financial condition or operations of the initial Servicer and its Subsidiaries, when taken as a whole, or the ability of the initial Servicer to perform its obligations under this Agreement, and (ii) Borrower represents and warrants that since the date of this Agreement, no event has occurred that would have a material adverse effect on (A) the financial condition or operations of Borrower, (B) the ability of Borrower to perform its obligations under the Transaction Documents, or (C) the collectibility of the Receivables generally or any material portion of the Receivables.

(n) Names. The name in which Borrower has executed this Agreement is identical to the name of Borrower as indicated on the public record of its state of organization which shows Borrower to have been organized. Since its creation, Borrower has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement and other than Red Bird Receivables, Inc.

(o) Ownership of Borrower. International Paper owns, directly or indirectly, 100% of the issued and outstanding membership interests of Borrower, free and clear of any Adverse Claim. Such membership interests are validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Borrower.

(p) Not an Investment Company. Such Loan Party is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. (the “Investment Company Act”). The Borrower is not required to register as an “investment company” within the meaning of the Investment Company Act. The Borrower is exempt from the registration requirements of the Investment Company Act pursuant to an exemption other than the exemption set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

(q) Compliance with Law. (i) Such Loan Party has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it is subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. (ii) Each Receivable, together with any Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), except where such contravention could not reasonably be expected to have a Material Adverse Effect.

(r) Compliance with Credit and Collection Policy. Such Loan Party has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except such material change as to which the Administrative Agent has been notified in accordance with Section 7.1(a)(vi).

(s) Payments to International Paper. With respect to each Receivable transferred to Borrower under the Receivables Sale and Contribution Agreement, Borrower has given reasonably equivalent value to International Paper in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by International Paper of any Receivable is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101 et seq.), as amended. In addition to the foregoing, each of International Paper and the Borrower represents and warrants as to itself that each remittance of Collections by International Paper to the Borrower under the Receivables Sale and Contribution Agreement will have been (i) in payment of a debt incurred by International Paper in the ordinary course of business or financial affairs of International Paper and the Borrower and (ii) made in the ordinary course of business or financial affairs of International Paper and the Borrower. Furthermore, the Borrower, the Administrative Agent and each Lender represents and warrants, as to itself, that each remittance of Collections to the Administrative Agent or the Lenders hereunder will have been (x) in payment of a debt incurred by the Borrower in the ordinary course of the business or financial affairs of the Borrower and the recipient thereof and (y) made in the ordinary course of the business or financial affairs of the Borrower and the recipient thereof.

(t) Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Collateral Report was an Eligible Receivable on such date.

(u) Aggregate Advances. Immediately after giving effect to each Advance and each settlement on any Settlement Date hereunder, the Aggregate Principal is less than or equal to the Aggregate Facility Amount.

(v) Accounting. The manner in which such Loan Party accounts for the transactions contemplated by this Agreement and the Receivables Sale and Contribution Agreement does not jeopardize the true sale analysis.

(w) Not an EEA Financial Institution. Such Loan Party is not an EEA Financial Institution.

ARTICLE VII.

COVENANTS

Section 7.1 Affirmative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, as set forth below:

(a) Financial Reporting. Such Loan Party will maintain, for itself and each of its domestic Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish or cause to be furnished to the Co-Agents or, in the case of clauses (i) and (ii) below, make publicly available at no cost to Co-Agents on EDGAR:

(i) Annual Reporting. Within 100 days after the close of each of its respective fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows) for International Paper and Borrower for such fiscal year certified in a manner reasonably acceptable to the Administrative Agent by independent public accountants of recognized national standing. Information required to be delivered pursuant to this Section 7.1(a)(i) shall be deemed to have been delivered on the date on which the Servicer notifies the Administrative Agent that such information has been posted on the Servicer’s website located at http://www.internationalpaper.com, at www.sec.gov or at another website identified by the Servicer in a notice to the Administrative Agent and accessible by the Co-Agents and the Lenders without charge.

(ii) Quarterly Reporting. Within 55 days after the close of the first three (3) quarterly periods of each of its respective fiscal years, balance sheets of each of International Paper and Borrower as at the close of each such period and statements of income and retained earnings and a statement of cash flows for each such Person for the period from the beginning of such fiscal year to the end of such quarter, all certified by a senior financial officer of such Person. Information required to be delivered pursuant to this Section 7.1(a)(ii) shall be deemed to have been delivered on the date on which the Servicer notifies the Administrative Agent that such information has been posted on the Servicer’s website located at http://www.internationalpaper.com, at www.sec.gov or at another website identified by the Servicer in a notice to the Administrative Agent and accessible by the Co-Agents and the Lenders without charge.

(iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit V signed by Borrower’s Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

(iv) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements (other than registration statements filed on Form S-8 and pricing supplements) and reports on form 8-K or successor forms which International Paper or any of its Affiliates files with the Securities and Exchange Commission. Information required to be delivered pursuant to this Section 7.1(a)(iv) shall be deemed to have been delivered on the date on which the Servicer notifies the Administrative Agent that such information has been posted on the Servicer’s website located at http://www.internationalpaper.com, at www.sec.gov or at another website identified by the Servicer in a notice to the Administrative Agent and accessible by the Co-Agents and the Lenders without charge.

(v) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other material communication under or in connection with any Transaction Document from any Person other than one of the Agents or Lenders, copies of the same.

(vi) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice (A) indicating such change or amendment, and (B) if such proposed change or amendment would be reasonably likely to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables, requesting the Administrative Agent’s consent thereto.

(vii) Other Information. Promptly, from time to time, (A) such other information, documents, records or data relating to the Receivables or (B) such other information, documents, records or data relating to the condition or operations, financial or otherwise, of such Loan Party each as the Administrative Agent may from time to time reasonably request in order to protect the interests of the Agents and the Lenders under or as contemplated by this Agreement.

(b) Notices. Such Loan Party will notify the Administrative Agent in writing of any of the following promptly upon learning of the occurrence thereof with respect to such Loan Party, describing the same and, if applicable, the steps being taken with respect thereto:

(i) Amortization Events or Unmatured Amortization Events. The occurrence of each Amortization Event and each Unmatured Amortization Event, by a statement of an Authorized Officer of such Loan Party.

(ii) Judgments and Proceedings. (A) (1) The entry of any judgment or decree against the Servicer or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against the Servicer and its Subsidiaries exceeds $200,000,000 after deducting (a) the amount with respect to which the Servicer or any such Subsidiary, as the case may be, is insured and the insurer has not denied coverage, and (b) the amount for which the Servicer or any such Subsidiary is otherwise indemnified if the terms of such indemnification are satisfactory to the Administrative Agent, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against the Servicer which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; and (B) the entry of any judgment or decree or the institution of any litigation, arbitration proceeding or governmental proceeding against Borrower.

(iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

(iv) Termination Date. The occurrence of the “Termination Date” under and as defined in the Receivables Sale and Contribution Agreement.

(v) Defaults Under Other Agreements. The occurrence of a default or an amortization event under any other financing arrangements pursuant to which International Paper is a debtor or an obligor and such financing arrangement is in excess of $200,000,000.

(vi) Downgrade of International Paper. Any downgrade in the rating of any Indebtedness of International Paper by S&P or Moody’s, setting forth the Indebtedness affected and the nature of such change.

(c) Compliance with Laws and Preservation of Legal Existence. Such Loan Party will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it is subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Such Loan Party will preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or limited liability company, as the case may be, in each jurisdiction where its business is conducted, except where the failure to so preserve and maintain or qualify could not reasonably be expected to have a Material Adverse Effect.

(d) Audits. Such Loan Party will from time to time during regular business hours as requested by the Administrative Agent upon reasonable notice (except as provided below) and at the sole cost of such Loan Party, permit the Administrative Agent, or its agents or representatives, and use its best efforts to obtain permission from Cap Gemini-Poland for the Co-Agents or their agents or representatives: (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person or Cap Gemini-Poland relating to the Collateral, including, without limitation, the related Contracts other than those Contracts that are subject to confidentiality agreements for which the Loan Parties have been unable, after diligent efforts, to obtain consent to disclosure, and (ii) to visit the offices and properties of such Person and Cap Gemini-Poland, for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person’s financial condition or the Collateral or any Person’s performance under any of the Transaction Documents or any Person’s performance under the Contracts or Cap Gemini-Poland’s performance under the Cap Gemini-Poland Contract and, in each case, with any of the officers or employees of any Loan Party or Cap Gemini-Poland, as the case may be, having knowledge of such matters (each of the foregoing examinations and visits, a “Review”); provided, however, that, so long as no Amortization Event or Cap Gemini-Poland Trigger Event has occurred and is continuing, (A) the Loan Parties shall only be responsible for the costs and expenses of one (1) Review in any one calendar year, and (B) the Administrative Agent will not request more than two (2) Reviews in any one calendar year.

(e) Keeping and Marking of Records and Books.

(i) The Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Servicer will give the Administrative Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii) Each of the Loan Parties will: (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Loans with a legend, acceptable to the Administrative Agent, describing the Administrative Agent’s security interest in the Collateral and (B) upon the request of the Administrative Agent following the occurrence and continuation of an Amortization Event: (x) mark each Contract constituting an instrument, chattel paper or a certificated security (each, as defined in the UCC) with a legend describing the Administrative Agent’s security interest and (y) deliver to the Administrative Agent all Contracts (including, without limitation, all multiple originals of any such Contract constituting an instrument, a certificated security or chattel paper) relating to the Receivables.

(f) Compliance with Contracts and Credit and Collection Policy. Each of the Loan Parties will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g) Performance and Enforcement of the Receivables Sale and Contribution Agreement. Borrower will, and will require International Paper to, perform its respective obligations and undertakings under and pursuant to the Receivables Sale and Contribution Agreement. Borrower will purchase Receivables thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Borrower under the Receivables Sale and Contribution Agreement. Borrower will take all actions necessary to perfect and enforce its rights and interests (and the rights and interests of the Administrative Agent and the Lenders as assignees of Borrower) under the Receivables Sale and Contribution Agreement as the Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Sale and Contribution Agreement.

(h) Ownership. Borrower will (or will require International Paper to) take all necessary action to (i) vest legal and equitable title to the Collateral irrevocably in Borrower, free and clear of any Adverse Claims (other than Adverse Claims in favor of the Administrative Agent, for the benefit of the Secured Parties) including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Borrower’s interest in such Collateral and such other necessary action to perfect, protect or more fully evidence the interest of Borrower therein as the Administrative Agent may reasonably request, and (ii) establish and maintain, in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and perfected first priority security interest in all Collateral, free and clear of any Adverse Claims, including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Administrative Agent’s (for the benefit of the Secured Parties) security interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Administrative Agent for the benefit of the Secured Parties as the Administrative Agent may reasonably request.

(i) Reliance. Borrower acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement in reliance upon Borrower’s identity as a legal entity that is separate from International Paper and its other Affiliates. Therefore, from and after the date of execution and delivery of this Agreement, Borrower shall take all necessary and reasonable steps, including, without limitation, all steps that any Agent may from time to time reasonably request, to maintain Borrower’s identity as a separate legal entity and to make it manifest to third parties that Borrower is an entity with assets and liabilities distinct from those of International Paper and any Affiliates thereof (other than Borrower) and not just a division of International Paper or any such other Affiliate. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Borrower will:

(i) conduct its own business in its own name and require that all full-time employees of Borrower, if any, identify themselves as such and not as employees of International Paper or any of its other Affiliates (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as Borrower’s employees);

(ii) compensate all consultants, independent contractors and agents directly, from Borrower’s own funds, for services provided to Borrower by such consultants, independent contractors and agents and, to the extent any employee, consultant or agent of Borrower is also an employee, consultant or agent of International Paper or any of its other Affiliates, allocate the compensation of such employee, consultant or agent between Borrower and International Paper or such other Affiliate, as applicable, on a basis that reflects the services rendered to Borrower and International Paper or such other Affiliate, as applicable;

(iii) clearly identify its offices (by signage or otherwise) as its offices and, to the extent that Borrower and any of its affiliates occupy any premises in the same location, allocate fairly, appropriately and nonarbitrarily any rent and overhead expenses among and between such entities with the result that each entity bears its fair share of all such rent and expenses;

(iv) (A) have a separate telephone number, which will be answered only in its name and (B) separate stationery in its own name;

(v) conduct all transactions with International Paper and its other Affiliates (including, without limitation, acceptance of any delegation of International Paper’s obligations hereunder as Servicer) strictly on an arm’s-length basis, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between Borrower and International Paper and such other Affiliates on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use;

(vi) at all times have a board of managers consisting of three members, at least one member of which is an Independent Manager;

(vii) observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (A) the selection, maintenance or replacement of the Independent Manager , (B) the dissolution or liquidation of Borrower or (C) the initiation of, participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving Borrower, are duly authorized by unanimous vote of its Board of Managers (including the Independent Manager);

(viii) maintain Borrower’s books and records separate from those of International Paper and any other Affiliate thereof and otherwise readily identifiable as its own assets rather than assets of International Paper or any other Affiliate thereof;

(ix) prepare its financial statements separately from those of International Paper and insure that any consolidated financial statements of International Paper or any other Affiliate thereof that include Borrower and that are filed with the Securities and Exchange Commission or any other governmental agency have notes clearly stating that Borrower is a separate legal entity and that its assets will be available first and foremost to satisfy the claims of the creditors of Borrower;

(x) except as herein specifically otherwise provided, maintain the funds or other assets of Borrower separate from, and not commingled with, those of International Paper or any other Affiliate thereof and only maintain bank accounts or other depository accounts to which Borrower alone is the account party, into which Borrower alone makes deposits and from which Borrower alone (or the Administrative Agent hereunder) has the power to make withdrawals;

(xi) pay all of Borrower’s operating expenses from Borrower’s own assets (except for certain payments by International Paper or other Persons pursuant to allocation arrangements that comply with the requirements of this Section 7.1(i));

(xii) operate its business and activities such that: it does not engage in any business or activity of any kind, or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking, other than the transactions contemplated and authorized by this Agreement and the Receivables Sale and Contribution Agreement; and does not create, incur, guarantee, assume or suffer to exist any indebtedness or other liabilities, whether direct or contingent, other than (1) as a result of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, (2) the incurrence of obligations under this Agreement, (3) the incurrence of obligations, as expressly contemplated in the Receivables Sale and Contribution Agreement, to make payment to International Paper for the purchase of Receivables thereunder, and (4) the incurrence of operating expenses in the ordinary course of business of the type otherwise contemplated by this Agreement;

(xiii) maintain its certificate of formation and operating agreement in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify its certificate of formation and operating agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, this Section 7.l(i); and (B) at all times that this Agreement is in effect, provides for not less than ten (10) Business Days’ prior written notice to the Co-Agents of the proposed replacement or appointment of any manager that is to serve as an Independent Manager for purposes of this Agreement and the condition precedent to giving effect to such replacement or appointment that each of the Co-Agents shall have determined in its reasonable judgment that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager” (it being understood that each of the Co-Agents shall use commercially reasonable efforts to respond in writing to any such notice not more than ten (10) Business Days after its actual receipt thereof and, in the case of any negative response, to specify the reason(s) therefor; provided, however, that in the event that any Co-Agent fails to respond in ten (10) Business Days after its actual receipt of such notice, such Co-Agent shall be given a second notice of the proposed new Independent Manager and an additional five (5) Business Days to respond, and if such Co-Agent fails to respond in such additional five (5) Business Days after its actual receipt of such second notice, such Co-Agent shall be deemed to have confirmed that the designated Person satisfies the criteria set forth in the definition herein of “Independent Manager”);

(xiv) maintain the effectiveness of the Receivables Sale and Contribution Agreement, and continue to perform under the Receivables Sale and Contribution Agreement, such that it does not amend, restate, supplement, cancel, terminate or otherwise modify the Receivables Sale and Contribution Agreement, or give any consent, waiver, directive or approval thereunder or waive any default, action, omission or breach under the Receivables Sale and Contribution Agreement or otherwise grant any indulgence thereunder, without (in each case) the prior written consent of the Administrative Agent, and, solely with regard to Section 1.8 of the Receivables Sale and Contribution Agreement, the consent of the Administrative Agent and each Co-Agent;

(xv) maintain its limited liability company separateness such that it does not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as otherwise contemplated herein) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any Person, nor at any time create, have, acquire, maintain or hold any interest in any Subsidiary.

(xvi) maintain at all times the Required Capital Amount (as defined in the Receivables Sale and Contribution Agreement) and refrain from making any dividend, distribution, redemption of membership interests or payment of any subordinated indebtedness which would cause the Required Capital Amount to cease to be so maintained; and

(xvii) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion issued by Alston & Bird LLP as counsel for Borrower, in connection with the closing or initial Advance under this Agreement and relating to substantive consolidation issues, and in the certificates accompanying such opinion, remain true and correct in all material respects at all times.

(j) Collections. Each of the Loan Parties will cause (1) all proceeds from all Lock Boxes to be directly deposited by a Collection Bank into a Collection Account and (2) each Lock Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to the Collateral are remitted directly to Borrower or any Affiliate of Borrower, Borrower will remit (or will cause all such payments to be remitted) directly to a Collection Bank and deposited into a Collection Account within two (2) Business Days following receipt thereof, and, at all times prior to such remittance, Borrower will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of the Administrative Agent and the Lenders. Borrower will maintain exclusive ownership, dominion and control (subject to the terms of this Agreement) of each Lock Box and Collection Account and shall not grant the right to take dominion and control of any Lock Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to the Administrative Agent as contemplated by this Agreement.

(k) Taxes. The Borrower will file all tax returns and reports required by law to be filed by it and International Paper will file all material tax returns and reports required by law to be filed by it, and each of the Borrower and International Paper will promptly pay all taxes and governmental charges at any time owing, except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. Borrower will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of any Agent or any Lender.

(l) Payment to International Paper. With respect to any Receivable purchased by Borrower from International Paper, such sale shall be effected under, and in strict compliance with the terms of (including any grace periods contained therein), the Receivables Sale and Contribution Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to International Paper in respect of the purchase price for such Receivable.

Section 7.2 Negative Covenants of the Loan Parties. Until the Final Payout Date, each Loan Party hereby covenants, as to itself, that:

(a) Name Change, Offices and Records. No Loan Party will change its name, identity or structure (within the meaning of any applicable enactment of the UCC), change its state of organization, or change any office where Records are kept unless it shall have: (i) given the Administrative Agent at least ten (10) Business Days’ prior written notice thereof and (ii) delivered to the Administrative Agent all financing statements, instruments and other documents reasonably and promptly requested by the Administrative Agent in connection with such change or relocation.

(b) Change in Payment Instructions to Obligors. Except as may be required by the Administrative Agent pursuant to Section 8.2(b), Borrower and the Servicer will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock Box or Collection Account, unless the Administrative Agent shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock Box; provided, however, that the Servicer may make changes in instructions to Obligors without any prior notice regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(c) Modifications to Contracts and Credit and Collection Policy. Such Loan Party will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as provided in Section 8.2(d), the Servicer will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

(d) Sales, Liens. Except as otherwise contemplated by the Transaction Documents, Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any of the Collateral, or assign any right to receive income with respect thereto (other than, in each case, the creation of a security interest therein in favor of the Administrative Agent as provided for herein), and Borrower will defend the right, title and interest of the Secured Parties in, to and under any of the foregoing property, against all claims of third parties claiming through or under Borrower or International Paper.

(e) Use of Proceeds. Borrower will not use the proceeds of the Advances for any purpose other than (i) paying for Receivables and Related Security under and in accordance with the Receivables Sale and Contribution Agreement, including without limitation, making payments on the Subordinated Note to the extent permitted thereunder and under the Receivables Sale and Contribution Agreement, (ii) making Demand Advances to International Paper at any time prior to the Facility Termination Date while it is acting as Servicer and no Amortization Event or Unmatured Amortization Event exists and is continuing, (iii) paying its ordinary and necessary operating expenses when and as due, and (iv) making Restricted Junior Payments to the extent permitted under this Agreement.

(f) Termination Date Determination. Borrower will not designate the Termination Date (as defined in the Receivables Sale and Contribution Agreement), or send any written notice to International Paper in respect thereof, without the prior written consent of the Co-Agents, except with respect to the occurrence of such Termination Date arising pursuant to Section 5.1(d) of the Receivables Sale and Contribution Agreement.

(g) Restricted Junior Payments. Borrower will not make any Restricted Junior Payment if after giving effect thereto, Borrower’s Net Worth (as defined in the Receivables Sale and Contribution Agreement) would be less than the Required Capital Amount (as defined in the Receivables Sale and Contribution Agreement).

(h) Borrower Indebtedness. Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Obligations, (ii) the Subordinated Loans, and (iii) other current accounts payable arising in the ordinary course of business and not overdue.

(i) Prohibition on Additional Negative Pledges. No Loan Party will enter into or assume any agreement (other than this Agreement and the other Transaction Documents) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except as contemplated by the Transaction Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents, and no Loan Party will enter into or assume any agreement creating any Adverse Claim upon the Subordinated Notes.

ARTICLE VIII.

ADMINISTRATION AND COLLECTION

Section 8.1 Designation of Servicer.

(a) The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Servicer”) so designated from time to time in accordance with this Section 8.1. International Paper is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Administrative Agent shall upon the direction of the Majority Co-Agents at any time following the occurrence and continuation of an Amortization Event designate as Servicer any Person to succeed International Paper or any successor Servicer provided that the Rating Agency Condition is satisfied.

(b) Without the prior written consent of the Agents, International Paper shall not be permitted to delegate any of its duties or responsibilities as Servicer to any Person other than (i) Borrower, (ii) with respect to certain Defaulted Receivables, outside collection agencies in accordance with its customary practices, and (iii) solely to the extent and on the conditions provided in Section 8.1(d), Cap Gemini-Poland. Neither Cap Gemini-Poland nor Borrower shall be permitted to further delegate to any other Person any of the duties or responsibilities of the Servicer delegated to it by International Paper. If at any time the Administrative Agent shall designate as Servicer any Person other than International Paper, all duties and responsibilities theretofore delegated by International Paper to Cap Gemini-Poland or Borrower may, at the discretion of the Administrative Agent, be terminated forthwith on notice given by the Administrative Agent to International Paper, Cap Gemini-Poland and Borrower.

(c) Notwithstanding the foregoing subsection (b): (i) International Paper shall be and remain primarily liable to the Agents and the Lenders for the full and prompt performance of all duties and responsibilities of the Servicer hereunder and (ii) the Agents and the Lenders shall be entitled to deal exclusively with International Paper in matters relating to the discharge by the Servicer of its duties and responsibilities hereunder. The Agents and the Lenders shall not be required to give notice, demand or other communication to any Person other than International Paper in order for communication to the Servicer and its sub-servicer or other delegate with respect thereto to be accomplished. International Paper, at all times that it is the Servicer, shall be responsible for providing any sub-servicer or other delegate of the Servicer with any notice given to the Servicer under this Agreement.

(d) International Paper may delegate its cash application, collection and posting responsibilities with respect to Collections which are listed under the sub-heading “Basic Activities” in Section C to Schedule 1A of Change Order 9 and Section A of Schedule 1B of Change Order 12 to the Cap Gemini-Poland Contract (collectively, the “Services”) to Cap Gemini-Poland so long as:

(i) International Paper notifies the Agents in writing of the date on which International Paper ceases to perform in Memphis, Tennessee, the application and posting Services and the collection Services (each such date, a “Go-Live Date”),

(ii) within 45 days after each of the Go-Live Date for the application and posting Services and the Go-Live Date for the collection Services, International Paper tests (to the Agents’ satisfaction and in the presence of an independent accounting firm of nationally recognized standing) International Paper’s ability to completely re-assume the delegated responsibilities within 24 hours after the occurrence of a Cap Gemini-Poland Trigger Event that is not waived (the “Clawback Test”),

(iii) all Lock Boxes and Collection Accounts remain in the United States of America,

(iv) International Paper continues to maintain the database into which Cap Gemini-Poland is posting cash Collections on computers in the United States which are owned or leased by International Paper and under International Paper’s (or one of its domestic Affiliates’) control,

(v) Cap Gemini-Poland does not become a creditor of the Borrower,

(vi) there is no increase in the overall cost of servicing the Receivables as a result of such delegation, and

(vii) copies of all change orders and other amendments or supplements to the Cap Gemini-Poland Contract that relate in any manner to (A) the Receivables and Collections, (B) the Services, and/or (C) any Person’s rights to terminate the Services, are provided to the Agents prior to the effective date thereof and without the Agents’ prior written consent, there is no Change Order or other amendment or supplement to the Cap Gemini-Poland Contract now or hereafter executed by any Affiliate of International Paper that seeks to alter the Services being performed with respect to the Receivables or the locations where the cash application, collection and posting Services are performed as set forth on Schedule 17 to the Cap Gemini-Poland Contract.

In addition, upon the occurrence of a Cap Gemini-Poland Trigger Event, within 15 Business Days after receipt of written instructions from one or more of the Agents requiring termination of the delegation of all or any portion of the Services, International Paper shall cease delegating the specified portion of the Services and re-assume performance thereof in Memphis, Tennessee or such other location to be determined by International Paper. In addition, following the occurrence of a Cap Gemini-Poland Trigger Event that is not waived by the Agents within 15 Business Days after the occurrence thereof, the Agents shall be entitled to conduct a Review pursuant to Section 7.1(d) to determine whether the Servicer has completely re-assumed all duties previously delegated to Cap Gemini-Poland pursuant to this Section that are requested by the Agents to be re-assumed.

Section 8.2 Duties of Servicer.

(a) The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy.

(b) The Servicer will instruct all Obligors to pay all Collections directly to a Lock Box or Collection Account. The Servicer shall effect a Collection Account Agreement in form reasonably acceptable to the Administrative Agent with each bank party to a Collection Account at any time. In the case of any remittances received in any Lock Box or Collection Account that shall have been identified, to the satisfaction of the Servicer, to not constitute Collections or other proceeds of the Receivables or the Related Security, the Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the date the Administrative Agent delivers to any Collection Bank a Collection Notice pursuant to Section 8.3, the Administrative Agent may request that the Servicer, and the Servicer thereupon promptly shall instruct all Obligors with respect to the Receivables, to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, Borrower and the Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.

(c) The Servicer shall administer the Collections in accordance with the procedures described herein and in Article II. The Servicer shall set aside and hold in trust for the account of Borrower and the Lenders their respective shares of the Collections in accordance with Article II. The Servicer shall, upon the request of the Administrative Agent, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Servicer or Borrower prior to the remittance thereof in accordance with Article II. If the Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Servicer shall segregate and deposit with a bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Lenders on the first Business Day following receipt by the Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.

(d) The Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Defaulted Receivable or limit the rights of the Administrative Agent or the Lenders under this Agreement. Notwithstanding anything to the contrary contained herein, upon the occurrence and during the continuance of an Amortization Event the Administrative Agent shall have the absolute and unlimited right to direct the Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.

(e) The Servicer shall hold in trust for Borrower and the Lenders all Records that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable after the occurrence and during the continuance of an Amortization Event and upon demand of the Administrative Agent, deliver or make available to the Administrative Agent all such Records, at a place selected by the Administrative Agent. The Servicer shall, as soon as practicable following receipt thereof turn over to Borrower any cash collections or other cash proceeds received with respect to Indebtedness not constituting Receivables. The Servicer shall, from time to time at the request of any Lender, furnish to the Lenders (promptly after any such request) a calculation of the amounts set aside for the Lenders pursuant to Article II.

(f) Any payment by an Obligor in respect of any indebtedness owed by it to International Paper or Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

Section 8.3 Collection Notices. The Administrative Agent is authorized at any time after the occurrence and continuation of an Amortization Event to date and to deliver to the Collection Banks the Collection Notices. Borrower hereby transfers, to the fullest extent permitted by applicable law, to the Administrative Agent for the benefit of the Lenders, effective when the Administrative Agent delivers such notice, the exclusive ownership and control of each Lock Box and the Collection Accounts. In case any authorized signatory of Borrower whose signature appears on a Collection Account Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force. Borrower hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as Borrower’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name and without limiting the generality of the foregoing, grants to Administrative Agent the power and right, on behalf of Borrower, without notice or assent by Borrower to (i) at any time after delivery of the Collection Notices, endorse Borrower’s name on checks and other instruments representing Collections, (ii) at any time after the occurrence and continuation of an Amortization Event, enforce the Receivables, the related Contracts and the Related Security, and (iii) at any time after the occurrence and continuation of an Amortization Event, take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Administrative Agent rather than Borrower.

Section 8.4 Responsibilities of Borrower. Anything herein to the contrary notwithstanding, the exercise by the Administrative Agent and the Lenders of their rights hereunder shall not release the Originator or Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts. The Lenders shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of Borrower.

Section 8.5 Collateral Reports. The Servicer shall prepare and forward to the Co-Agents (i) on each Monthly Reporting Date, a Monthly Report and an electronic file of the data contained therein, (ii) on each Weekly Reporting Date while any Loans are outstanding, a Weekly Report and an electronic file of the data contained therein, (iii) on each Daily Reporting Date while any Loans are outstanding, a Daily Report and an electronic file of the data contained therein, and (iv) upon five (5) Business Day’s notice by Administrative Agent and in no event not more than once every six (6) months, a listing by Obligor (such Obligors to be limited to those with payables in excess of $250,000) of all Receivables together with an aging of such Receivables; provided, however, that if (a) an Amortization Event shall exist and be continuing or (b) International Paper’s long term senior debt rating from either or both of S&P or Moody’s shall cease to be investment grade, at such times as the Administrative Agent shall request, the Servicer agrees to prepare and forward to the Co-Agents a listing by Obligor of all Receivables together with an aging of such Receivables.

Section 8.6 Servicing Fee. As compensation for the Servicer’s servicing activities on their behalf, the Borrower hereby agrees to pay the Servicer the Servicing Fee, which fee shall be paid in arrears on the 2nd Business Day after each Monthly Reporting Date, and the parties hereby agree that such fee shall be paid out of Collections in accordance with Section 3.2. The Servicer shall be solely responsible for paying any and all fees and expenses of Cap Gemini-Poland when and as due under the terms of the Cap Gemini-Poland Contract.

ARTICLE IX.

AMORTIZATION EVENTS

Section 9.1 Amortization Events. The occurrence of any one or more of the following events shall constitute an “Amortization Event:”

(a) Any Loan Party shall fail to make any payment or deposit: (i) of principal when required to be made by it under the Transaction Documents; provided, however, that in the event such payment or deposit of principal is required because Aggregate Principal is discovered to exceed the Borrowing Base after delivery of a recomputation of the Borrowing Base pursuant to Section 3.1, such failure to pay or deposit principal when due shall not constitute an Amortization Event unless and until such failure continues for one (1) Business Day; or (ii) of any other Obligation or amount not covered by clause (i) when required to be made by it under the Transaction Documents and such failure continues for three (3) consecutive Business Days.

(b) Any representation, warranty, certification or statement made by International Paper or any Loan Party in any Transaction Document to which it is a party or in any other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made; provided that the materiality threshold in the foregoing clause shall not be applicable with respect to any representation or warranty which itself is subject to a materiality threshold.

(c) (i) Borrower shall appoint any Person to serve as an additional or replacement Independent Manager without first having given the written notice required under Section 7.l(i)(xiii) to the Co-Agents and obtained the Co-Agents’ written confirmation of such Person’s independence as required in such Section; or (ii) any Loan Party shall fail to perform or observe any covenant contained in Section 7.2 or 8.5 when due.

(d) (i) Any Loan Party shall fail to perform or observe any covenant or agreement contained in Section 7.1(a)(i), (ii), (iii) (iv), (v) or (vii)(B), Section 7.1(b)(vi), Section 7.1(f)(i), Section 7.1(i)(ii), (iii), (iv)(A) or (xvii) or Section 7.1(k), and such failure shall continue for thirty (30) consecutive days, or (ii) the Servicer shall fail to completely re-assume any and all duties delegated to Cap Gemini-Poland if required pursuant to clause (vi) of Section 8.1(d) within 24 hours after termination under such clause (vi), or (iii) except as provided in any other subsection or clause of this Section 9.1, any Loan Party shall fail to perform or observe any other covenant or agreement contained in any of the Transaction Documents and such failure shall continue for ten (10) consecutive Business Days.

(e) Failure of Borrower to pay any Indebtedness (other than the Obligations) when due or the default by Borrower in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(f) (i) Failure of International Paper or any of its Material Subsidiaries other than Borrower to pay Indebtedness in excess of $200,000,000 in aggregate principal amount (hereinafter, “Material Indebtedness”) when due; or the default by International Paper or any of its Material Subsidiaries other than Borrower in the performance of any term, provision or condition contained in any agreement under which any Material Indebtedness was created or is governed, if the effect of such event is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Material Indebtedness to become due prior to its stated maturity (an “Acceleration”), and such time shall have lapsed and, if any notice (a “Default Notice) shall be required to commence a grace period or declare the occurrence of any event of default before notice of Acceleration may be delivered, such Default Notice shall have been given; or (ii) any Material Indebtedness of International Paper or any of its Material Subsidiaries other than Borrower shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

(g) An Event of Bankruptcy shall occur with respect to any Loan Party or any Material Subsidiary of International Paper.

(h) As at the end of any Calculation Period:

(i) the three-month rolling average Past Due Ratio shall exceed 1.75%;

(ii) the three-month rolling average Default Ratio shall exceed 1.50%, or

(iii) the three-month rolling average Dilution Ratio shall exceed 8.25%.

(i) A Change of Control shall occur.

(j) One or more final judgments for the payment of money in an aggregate amount of $12,299 or more shall be entered against Borrower on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution or (ii) one or more final judgments for the payment of money in an amount in excess of $200,000,000, individually or in the aggregate, shall be entered against International Paper or any of its Material Subsidiaries (other than Borrower) on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution.

(k) The “Termination Date” under and as defined in the Receivables Sale and Contribution Agreement shall occur or International Paper shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables under the Receivables Sale and Contribution Agreement.

(l) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of Borrower, or any Obligor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or the Administrative Agent for the benefit of the Lenders shall cease to have a valid and perfected first priority security interest in the Collateral.

(m) On any Settlement Date, after giving effect to the turnover of Collections by the Servicer on such date and the application thereof to the Obligations in accordance with this Agreement, (i) the Aggregate Principal shall exceed the Aggregate Facility Amount or (ii) the Net Pool Balance shall be less than the sum of (A) the Aggregate Principal plus (B) the Required Reserve.

(n) (i) International Paper’s ratio of Total Debt to Total Capital shall exceed 0.60 to 1.00, or (ii) International Paper’s Consolidated Net Worth is less than nine billion dollars ($9,000,000,000).

(o) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Tax Code with regard to any of the Collateral and such lien shall not have been released within ten (10) days, or the PBGC shall file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the Collateral and such lien shall not have been released within ten (10) days.

(p) Any Plan of any Loan Party or any of its ERISA Affiliates:

(i) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan, Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan under applicable law, the terms of such Plan or Section 412 of the Tax Code or Section 303 of ERISA; or

(ii) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan; or

(iii) shall require any Loan Party or any of its ERISA Affiliates to provide security under applicable law, the terms of such Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

(iv) results in a liability to any Loan Party or any of its ERISA Affiliates under applicable law, the terms of such Plan, or Title IV ERISA,

and, in each case, there shall result from any such failure, waiver, termination or other event a liability to the PBGC or a Plan that would have a Material Adverse Effect that is not remedied within ten (10) days of the creation of such liability.

(q) Any downgrade of the long term senior unsecured debt rating of International Paper to or below “B+” by S&P or “B1” by Moody’s.

(r) The occurrence under the 5-Year Credit Agreement, dated as of December 12, 2016, among International Paper, the lenders party thereto from time to time party and J.P. Morgan Chase Bank N.A., as administrative agent (as amended, supplemented or otherwise modified from time to time, the “IP Credit Agreement”), of the Commitment Termination Date (as defined in the IP Credit Agreement), or the voluntary termination of the Commitments (as defined in the IP Credit Agreement) by International Paper, prior to the Facility Termination Date, unless Mizuho is replaced as Administrative Agent, Mizuho Agent and a Lender hereunder within thirty (30) days of the occurrence of such Commitment Termination Date or the date of termination of such Commitments.

Section 9.2 Remedies. Upon the occurrence and during the continuation of an Amortization Event, the Administrative Agent may, or upon the direction of the Majority Co-Agents shall, take any of the following actions: (i) replace the Person then acting as Servicer if the Administrative Agent has not already done so, (ii) declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur and the Lenders’ commitments hereunder shall immediately terminate, all without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of an Event of Bankruptcy with respect to any Loan Party, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, (iii) deliver the Collection Notices to the Collection Banks, (iv) exercise all rights and remedies of a secured party upon default under the UCC and other applicable laws, and (v) notify Obligors of the Administrative Agent’s security interest in the Receivables and other Collateral. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Administrative Agent and the Lenders otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

ARTICLE X.

INDEMNIFICATION

Section 10.1 Indemnities by Borrower and Servicer. Without limiting any other rights that the any such Person may have hereunder or under applicable law and subject to the last sentence of this Section 10.1:

(A) Borrower hereby agrees to indemnify (and pay upon demand to) each of the Affected Parties, each of their respective Affiliates, and each of the respective assigns, officers, directors, agents and employees of the foregoing (each, an “Indemnified Party”) from and against any and all damages, losses, claims, taxes, liabilities, penalties, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees (which attorneys may be employees of any Agent or Lender) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them directly or indirectly arising out of or as a result of the execution, delivery, performance, non-performance, enforcement, non-enforcement of, or other condition or circumstance whatsoever with respect to, this Agreement or any of the Transaction Documents including without limitation (i) any fees and expenses of attorneys and other advisers and (ii) any Taxes (other than Excluded Taxes): (I) which may be asserted or imposed in respect of the Loans or the receipt of Collections or other proceeds with respect to the Loans or any Related Security, (II) which may arise by reason of the Loans or ownership or the sale or other disposition thereof, or any other interest in the Loans or in any Related Security, or (III) which may arise otherwise by reason of the execution, delivery, performance, non-performance, enforcement or non-enforcement of, or other condition or circumstance whatsoever with respect to the Loans, the Related Security, this Agreement or any Transaction Document, except that, notwithstanding the foregoing parenthetical exclusion relating to Excluded Taxes, in the event that the Obligations of Borrower hereunder are for any reason determined not to be treated as indebtedness of Borrower for income or franchise tax purposes, Borrower shall indemnify each Indemnified Party in respect of such additional amounts in respect of such Taxes as may be described in clauses (I), (II) or (III), with such amounts being calculated on an after-tax basis, as are imposed on or incurred by an Indemnified Party to the extent that such Taxes would not have been imposed or incurred (or would not have been imposed or incurred at the same time) had the Obligations of Borrower hereunder or the acquisition, either directly or indirectly, by a Conduit of an interest in the Receivables, been treated as indebtedness for such income or franchise tax purposes, as applicable and

(B) the Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party for Indemnified Amounts awarded against or incurred by any of them arising directly or indirectly out of the Servicer’s activities as Servicer hereunder, excluding, however, in all of the foregoing instances under the preceding clauses (A) and (B), Indemnified Amounts to the extent such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification.

Without limiting the generality of the foregoing indemnification, Borrower shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Borrower or the Servicer) relating to or resulting from:

(i) any representation or warranty made by Borrower or International Paper (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(ii) the failure by Borrower or International Paper to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of International Paper to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii) any failure of Borrower or International Paper to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;

(iv) any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi) the commingling of Collections of Receivables at any time with other funds;

(vii) any investigation, litigation or proceeding related to or arising from any Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Advance, the Collateral or any other investigation, litigation or proceeding relating to Borrower or International Paper in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix) the occurrence and continuation of any Amortization Event;

(x) any failure of Borrower to acquire and maintain legal and equitable title to, and ownership of any of the Collateral, free and clear of any Adverse Claim (other than as created hereunder); or any failure of Borrower to give reasonably equivalent value in consideration of the transfer by International Paper of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi) any failure to vest and maintain vested in the Administrative Agent for the benefit of the Secured Parties, or to transfer to the Administrative Agent for the benefit of the Secured Parties, a valid first priority perfected security interest in the Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, and the proceeds thereof, whether at the time of any Advance or at any subsequent time;

(xiii) any action or omission by Borrower or International Paper which reduces or impairs the rights of the Administrative Agent or the Lenders with respect to any Collateral or the value of any Collateral;

(xiv) any attempt by any Person to void any Advance or the Administrative Agent’s security interest in the Collateral held on behalf of the Secured Parties under statutory provisions or common law or equitable action;

(xv) the failure of any Receivable included in the calculation of the Net Pool Balance as an Eligible Receivable to be an Eligible Receivable at the time so included; and

(xvi) any breach by the Originator of any confidentiality clause in any Contract governing a Receivable except for a Receivable that, prior to the assertion of such breach, had already become a Defaulted Receivable.

Notwithstanding the foregoing, (A) the foregoing indemnification contained in this Section 10.1 is not intended to, and shall not, constitute a guarantee of collectibility or payment of the Receivables; and (B) nothing in this Section 10.1 shall require Borrower to indemnify the Indemnified Parties for Receivables which are not collected, not paid or otherwise uncollectible on account of the insolvency, bankruptcy, credit-worthiness or financial inability to pay of the applicable Obligor.

Section 10.2 Increased Cost and Reduced Return.

(a) If after the date hereof, any Funding Source shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy and including any rules or regulations issued under or implementing any existing law) or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, including any request or directive relating to a Funding Source’s calculations of regulatory capital requirements (a “Regulatory Change”): (i) that subjects any Funding Source to any charge or withholding on or with respect to any Funding Agreement or a Funding Source’s obligations under a Funding Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Funding Source of any amounts payable under any Funding Agreement (except for changes in the rate of tax on the overall net income of a Funding Source or Excluded Taxes) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit, increase in capital or similar requirement against assets of, deposits with or for the account of a Funding Source, or credit extended by a Funding Source pursuant to a Funding Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Funding Source of performing its obligations under a Funding Agreement, or to reduce the rate of return on a Funding Source’s capital as a consequence of its obligations under a Funding Agreement, or to reduce the amount of any sum received or receivable by a Funding Source under a Funding Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it (each such Funding Source that suffers any event described in any of the preceding clauses (i)-(iii), an “Affected Entity”), then, upon written demand by the applicable Co-Agent upon the Borrower (with a copy to the Administrative Agent and Servicer), the Borrower shall pay to the Administrative Agent, for the benefit of the relevant Affected Entity, such amounts charged to such Affected Entity or such amounts to otherwise compensate such Affected Entity for such increased cost or such reduction; provided, however, that in the case of a Regulatory Change resulting in an increase in the regulatory capital required to be maintained by any Affected Entity, the Borrower shall not be liable to compensate such Affected Entity for such increase for any period prior to the 61st day following written notification thereof from the applicable Co-Agent to the Borrower (with a copy to the Administrative Agent and the Servicer).

(b) If Affected Entities from less than all of the Groups request compensation under Section 10.2(a), the Borrower shall have the right to (i) replace the claiming Group by requiring all of its Constituents to assign all or any portion of their Outstanding Advance Amount, Maximum Advance Amount, Group Limit and outstanding Obligations, as applicable, by entering into written assignments with one or more Eligible Assignees identified by the Borrower, and (ii) without regard to any other provision of this Agreement requiring payments to be made or Maximum Advance Amounts to be reduced ratably amongst the Groups, to pay in full all remaining Obligations (if any) owing to such Group and terminate the remaining portion (if any) of such Group’s Maximum Advance Amount and Group Limit. Each assignment pursuant to clause (i) above to an Eligible Assignee (which may include a Constituent of another Co-Agent) shall become effective on the date specified therein subject to receipt of payment in full on such date for all Obligations owing to the Group being replaced, and the Group being replaced agrees to make the requested assignments; provided that (A) any expenses or other amounts which would be owing to such Group pursuant to any indemnification provision hereof (including, without limitation, Section 4.3) shall be payable by the Borrower as if the Borrower had prepaid the Loans of the assigning Group rather than the members of such Group having assigned their respective interests hereunder, and (B) if the Administrative Agent is an Affiliate of the members of any Group that is being replaced, the Borrower shall appoint a successor Administrative Agent from the Eligible Assignees or remaining Groups. To the extent that replacement of the Administrative Agent or any partial reduction of the Aggregate Advance Amount resulting from the foregoing assignments or prepayments requires amendments (rather than assignments) of this Agreement or any of the Transaction Documents, each of the parties hereto agrees to cooperate with the preparation and execution of such amendments.

Section 10.3 Other Costs and Expenses.

(a) Initial Expenses Borrower shall pay to the Agents and the Conduits, on demand, all Arrangement Fees outlined in the Fee Letters, travel expenses actually incurred in connection with the Agents’ pre-closing due diligence visit, the fees of Protiviti (or other agreed-upon auditor), and the legal fees payable to Latham & Watkins, LLP pursuant to a separate agreement (whether such fees are incurred before or after the closing).

(b) Subsequent Costs. Borrower shall also pay to the Administrative Agent, on demand, all reasonable costs and expenses actually incurred by the Administrative Agent in connection with matters contemplated hereby to occur post-closing and any post-closing documents to be delivered hereunder, including without limitation, the costs of the Administrative Agent’s auditors auditing the books, records and procedures of Borrower, the reasonable fees and out-of-pocket expenses of outside legal counsel for the Administrative Agent actually incurred (but no payment shall be due for such counsel who are employees of the Conduits, the Co-Agents or the Administrative Agent) with respect to the Transaction Documents, any amendments thereto and the transactions contemplated thereby, any fees of rating agencies associated with reviewing the Transaction Documents and providing rating confirmations, or other confirmation related to the rating, of each Conduit’s commercial paper in connection herewith or therewith and with respect to advising the Agents and the Lenders as to their respective rights and remedies under the Transaction Documents. Furthermore, following the occurrence of an Amortization Event, Borrower shall pay to the applicable Agent, on demand, any and all reasonable costs and expenses of the Agents and the Lenders (including reasonable counsel fees and expenses) actually incurred in connection with the enforcement of the Transaction Documents and in connection with any restructuring or workout of this Agreement or the administration of the Transaction Documents.

ARTICLE XI.

THE AGENTS

Section 11.1 Appointment.

(a) Each member of the Mizuho Group hereby irrevocably designates and appoints Mizuho Bank, Ltd., as Mizuho Agent hereunder and under the other Transaction Documents to which the Mizuho Agent is a party, and authorizes the Mizuho Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Mizuho Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each member of the Atlantic Group hereby irrevocably designates and appoints Credit Agricole Corporate and Investment Bank, as Atlantic Agent hereunder and under the other Transaction Documents to which the Atlantic Agent is a party, and authorizes the Atlantic Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Atlantic Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Each of the Lenders and the Co-Agents hereby irrevocably designates and appoints Mizuho Bank, Ltd. as Administrative Agent hereunder and under the Transaction Documents to which the Administrative Agent is a party, and authorizes the Administrative Agent to take such action on its behalf under the provisions of the Transaction Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Transaction Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth in the Transaction Documents to which it is a party, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Agent shall be read into any Transaction Document or otherwise exist against such Agent.

(b) The provisions of this Article XI are solely for the benefit of the Agents and the Lenders, and neither of the Loan Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Article XI, except that this Article XI shall not affect any obligations which any of the Agents or Lenders may have to either of the Loan Parties under the other provisions of this Agreement.

(c) In performing its functions and duties hereunder, (i) each Co-Agent shall act solely as the agent of its Constituents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Loan Parties or any of their respective successors and assigns and (ii) the Administrative Agent shall act solely as the agent of the Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for either of the Loan Parties or any of their respective successors and assigns.

Section 11.2 Delegation of Duties. Each of the Agents may execute any of its duties under the Transaction Documents to which it is a party by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 11.3 Exculpatory Provisions. None of the Agents nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them or any Person described in Section 11.2 under or in connection with this Agreement (except for its, their or such Person’s own bad faith, gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders or other Agents for any recitals, statements, representations or warranties made by Borrower contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of either of the Loan Parties to perform its respective obligations hereunder, or for the satisfaction of any condition specified in Article V, except receipt of items required to be delivered to such Agent. None of the Agents shall be under any obligation to any other Agent or any Lender to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Loan Parties. This Section 11.3 is intended solely to govern the relationship between the Agents, on the one hand, and the Lenders, on the other.

Section 11.4 Reliance by Agents.

(a) Each of the Agents shall in all cases be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. Each of the Agents shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of such of its Lenders as it shall determine to be appropriate under the relevant circumstances, or it shall first be indemnified to its satisfaction by its Lenders against any and all liability, cost and expense which may be incurred by it by reason of taking or continuing to take any such action.

(b) Any action taken by any of the Agents in accordance with Section 11.4(a) shall be binding upon all of the Agents and the Lenders.

Section 11.5 Notice of Amortization Event. None of the Agents shall be deemed to have knowledge or notice of the occurrence of any Amortization Event or Unmatured Amortization Event unless such Agent has received notice from another Agent, a Lender or a Loan Party referring to this Agreement, stating that an Amortization Event or Unmatured Amortization Event has occurred hereunder and describing such Amortization Event or Unmatured Amortization Event. In the event that any of the Agents receives such a notice, it shall promptly give notice thereof to the Lenders and the other Agents. The Administrative Agent shall take such action with respect to such Amortization Event or Unmatured Amortization Event as shall be directed by either of the Co-Agents provided that the Administrative Agent is indemnified to its satisfaction by such Co-Agent against any and all liability, cost and expense which may be incurred by it by reason of taking any such action.

Section 11.6 Non-Reliance on Other Agents and Lenders. Each of the Lenders expressly acknowledges that none of the Agents, nor any of the Agents’ respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including, without limitation, any review of the affairs of the Loan Parties, shall be deemed to constitute any representation or warranty by such Agent. Each of the Lenders also represents and warrants to the Agents and the other Lenders that it has, independently and without reliance upon any such Person (or any of their Affiliates) and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Loan Parties and made its own decision to enter into this Agreement. Each of the Lenders also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, prospects, financial and other condition and creditworthiness of the Loan Parties. The Agents, the Lenders and their respective Affiliates, shall have no duty or responsibility to provide any party to this Agreement with any credit or other information concerning the business, operations, property, prospects, financial and other condition or creditworthiness of the Loan Parties which may come into the possession of such Person or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates, except that each of the Agents shall promptly distribute to the other Agents and the Lenders, copies of financial and other information expressly provided to it by either of the Loan Parties pursuant to this Agreement.

Section 11.7 Indemnification of Agents. Each Co-Agent agrees to indemnify (a) the Administrative Agent, and (b) the officers, directors, employees, representatives and agents of the Administrative Agent (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably in accordance with their respective Stated Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent or such Person in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not the Administrative Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrative Agent or such Person as a result of, or arising out of, or in any way related to or by reason of, any of the transactions contemplated hereunder or the execution, delivery or performance of this Agreement or any other document furnished in connection herewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the bad faith, gross negligence or willful misconduct of the Administrative Agent or such Person as finally determined by a court of competent jurisdiction).

Section 11.8 Agents in their Individual Capacities. Each of the Agents in its individual capacity and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties and their Affiliates as though such Agent were not an Agent hereunder. With respect to its Loans, if any, pursuant to this Agreement, each of the Agents shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each of the Agents in their individual capacities.

Section 11.9 Conflict Waivers. CACIB acts, or may in the future act: (i) as administrator of Atlantic, (ii) to provide credit or liquidity enhancement for the timely payment for Atlantic’s Commercial Paper (including, without limitation, as a Liquidity Provider to Atlantic) and (iii) to provide other services from time to time for Atlantic (collectively, the “CACIB Roles”). Without limiting the generality of Sections 11.1 and 11.8, each of the Agents and Atlantic hereby acknowledges and consents to any and all CACIB Roles and agrees that in connection with any CACIB Role, CACIB may take, or refrain from taking, any action which it, in its discretion, deems appropriate, including, without limitation, in its role as administrator of Atlantic, the giving of notice to the applicable Liquidity Providers of Atlantic of a mandatory purchase pursuant to the Atlantic Liquidity Agreement.

Section 11.10 UCC Filings. Each of the Secured Parties hereby expressly recognizes and agrees that the Administrative Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made under the Transaction Documents in order to perfect their respective interests in the Collateral, that such listing shall be for administrative convenience only in creating a record or nominee holder to take certain actions hereunder on behalf of the Secured Parties and that such listing will not affect in any way the status of the Secured Parties as the true parties in interest with respect to the Collateral. In addition, such listing shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article XI.

ARTICLE XII.

ASSIGNMENTS; PARTICIPATIONS

Section 12.1 Restrictions on Assignments.

(a) Except to the extent permitted by the Transaction Documents, no Loan Party may assign its rights, or delegate its duties hereunder or any interest herein without the prior written consent of each of the Agents and, if required by any Conduit, satisfaction of the Rating Agency Condition.

(b) Each of the Conduits may, at any time, assign all or any portion of any of its Loans, or sell participations therein, to any Lenders in its Group (or to its Co-Agent for the ratable benefit of the Lenders in its Group which are not Conduits) or to any of its Liquidity Providers or to any other multi-seller commercial paper conduit administered by the same Co-Agent or one of its Affiliates provided such conduit issues commercial paper which is rated as least as high as the assigning Conduit’s.

(c) In addition to, and not in limitation of, assignments and participations described in Section 12.1(b):

(i) each of the Lenders may assign all or any portion of its Loans and, if applicable, its Maximum Advance Amount, to any Eligible Assignee with the prior written consent of (A) Borrower and (B) such Lender’s applicable Co-Agent, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required if such Eligible Assignee is already a Lender party to this Agreement or an affiliate of such Lender; and

(ii) each of the Lenders may, without the prior written consent of Borrower or any of the Agents, sell participations in all or any portion of their respective rights and obligations in, to and under the Transaction Documents and the Obligations to any bank or other financial entity (each, a “Participant”) in accordance with Sections 12.2 and 14.5.

(d) Nothing herein shall limit the ability of any Conduit to grant a security interest in its rights and interests (including, without limitation, rights to payment of Loans) under this Agreement to the program collateral agent for such Conduit’s Promissory Note program or a Liquidity Provider to such Conduit.

Section 12.2 Rights of Assignees and Participants.

(a) Upon the assignment by a Lender in accordance with Section 1.2(c), 10.2(b) or 12.l(b) or (c), the Eligible Assignee(s) receiving such assignment shall have all of the rights of such Lender with respect to the Transaction Documents and the Obligations (or such portion thereof as has been assigned).

(b) In no event will the sale of any participation interest in any Lender’s or any Eligible Assignee’s rights under the Transaction Documents or in the Obligations relieve the seller of such participation interest of its obligations, if any, hereunder or, if applicable, under the Liquidity Agreement to which it is a party and such seller shall remain solely responsible for the performance of its obligations hereunder and thereunder. No Participant shall have any right to restrict the approval of or to approve any amendment, modification or waiver to the provisions hereof except to the extent any such amendment, modification or waiver reduces the amount of Advances or the interest rate or fees payable with respect to such Advances; provided, however, that to the extent that any Liquidity Funding is deemed to be the sale of a participation, the foregoing limitation on Participants’ voting rights shall not apply to any Liquidity Provider participating in such Liquidity Funding.

Section 12.3 Terms and Evidence of Assignment. Any assignment to any Eligible Assignee(s) pursuant to Section 1.2(c), 4.2(e), 12.1(b) or 12.1(c) shall be upon such terms and conditions as the assigning Lender and the applicable Co-Agent, on the one hand, and the Eligible Assignee, on the other, may mutually agree, and shall be evidenced by such instrument(s) or document(s) as may be satisfactory to such Lender, the applicable Co-Agent and the Eligible Assignee(s). Any assignment made in accordance with the terms of this Article XII shall relieve the assigning Lender of its obligations, if any, under this Agreement to the extent assigned.

ARTICLE XIII.

SECURITY INTEREST

Section 13.1 Grant of Security Interest. To secure the due and punctual payment of the Obligations, whether now or hereafter existing, due or to become due, direct or indirect, or absolute or contingent, including, without limitation, all Indemnified Amounts, in each case pro rata according to the respective amounts thereof, Borrower hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in, all of Borrower’s right, title and interest, whether now owned and existing or hereafter arising in and to all of the Receivables, the Related Security, the Collections and all proceeds of the foregoing (collectively, the “Collateral”).

Section 13.2 Termination after Final Payout Date. Each of the Secured Parties hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, promptly after the Final Payout Date to execute and deliver to Borrower such UCC termination statements as may be necessary to terminate the Administrative Agent’s security interest in and Lien upon the Collateral, all at Borrower’s expense. Upon the Final Payout Date, all right, title and interest of the Administrative Agent and the other Secured Parties in and to the Collateral shall terminate.

Section 13.3 Release of Certain Charged-Off Receivables. From time to time, the Borrower may request that the Agents and the Lenders release their security interest in specific Receivables that have been fully charged-off (and all related Collections thereof and Records) in order to permit their sale to International Paper on an arms’-length basis by delivering a written request to the Agents accompanied by a list of the specific Receivables involved, including related dollar amounts, sales prices and purchasers, not less than 5 Business Days prior to the proposed third party sale. Provided that no Amortization Event or Unmatured Amortization Event then exists or would result from such sale, each of the Co-Agents and the Lenders hereby authorizes the Administrative Agent, and the Administrative Agent hereby agrees, to execute a specific release in substantially the form of the first document included in Exhibit VII hereto, and the Borrower hereby agrees to execute a sale and assignment of such specific Receivables in substantially the form of the second document included in Exhibit VII hereto.

ARTICLE XIV.

MISCELLANEOUS

Section 14.1 Waivers and Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by each of the Loan Parties and the Agents, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that:

(a) before any Co-Agent enters into such an amendment or grants such a waiver or consent that is deemed to be material by S&P and/or Moody’s, if required by its Conduit’s program documents, the Rating Agency Condition must be satisfied with respect to such Conduit, and

(b) without the prior written consent of all of its Constituents, no Co-Agent will amend, modify or waive any provision of this Agreement which would (i) reduce the amount of any principal or interest that is payable on account of Loans made by the Lenders in its Group or delay any scheduled date for payment thereof; (ii) decrease the Required Reserve, decrease the spread included in any Interest Rate or change the Servicing Fee; (iii) modify this Section 14.1; (iv) modify any yield protection or indemnity provision which expressly inures to the benefit of Liquidity Providers and/or assignees or Participants of such Co-Agent’s Lenders or (v) adversely impact the right of its related Liquidity Provider without the consent of such Liquidity Provider.

Section 14.2 Notices. Except as provided in this Section 14.2, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 14.2. Borrower hereby authorizes each of the Co-Agents to effect Advances and Interest Period and Interest Rate selections based on telephonic notices made by any Person whom such Co-Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to the Co-Agents a written confirmation of each telephonic notice signed by an authorized officer of Borrower; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Co-Agents, the records of the Co-Agents shall govern absent manifest error.

Section 14.3 Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Lender (other than payments received pursuant to Section 10.2 or 10.3) in a greater proportion than that received by any other Lender entitled to receive a ratable share of such Obligations, such Lender agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of such Obligations held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of such Obligations; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 14.4 Protection of Administrative Agent’s Security Interest.

(a) Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, to perfect, protect or more fully evidence the Administrative Agent’s security interest in the Collateral, or to enable the Administrative Agent or the Lenders to exercise and enforce their rights and remedies hereunder. At any time after the occurrence and continuation of an Amortization Event, the Administrative Agent may, or the Administrative Agent may direct Borrower or the Servicer to, notify the Obligors of Receivables, at Borrower’s expense, of the ownership or security interests of the Lenders under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Administrative Agent or its designee. Borrower or the Servicer (as applicable) shall, at any Lender’s request, withhold the identity of such Lender in any such notification.

(b) If any Loan Party fails to perform any of its obligations hereunder, the Administrative Agent or any Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Administrative Agent’s or such Lender’s reasonable costs and expenses incurred in connection therewith shall be payable by Borrower as provided in Section 10.3. Each Loan Party irrevocably authorizes the Administrative Agent at any time and from time to time in the sole discretion of the Administrative Agent, and appoints the Administrative Agent as its attorney-in-fact, to act on behalf of such Loan Party (i) to execute on behalf of Borrower as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Lenders in the Receivables (including, without limitation, financing statements naming the Borrower as debtor that describe the collateral as “all assets whether now existing or hereafter arising” or “all personal property now owned or hereafter acquired” or words of similar effect) and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, for the benefit of the Secured Parties. This appointment is coupled with an interest and is irrevocable. Each of the Loan Parties (A) hereby authorizes the Administrative Agent to file financing statements and other filing or recording documents with respect to the Receivables and Related Security (including any amendments thereto, or continuation or termination statements thereof), without the signature or other authorization of such Loan Party, in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interest of the Administrative Agent hereunder, (B) acknowledges and agrees that it is not authorized to, and will not, file financing statements or other filing or recording documents with respect to the Receivables or Related Security (including any amendments thereto, or continuation or termination statements thereof), without the express prior written approval by the Administrative Agent, consenting to the form and substance of such filing or recording document, and approves, authorizes and ratifies any filings or recordings made by or on behalf of the Administrative Agent in connection with the perfection of the security interests in favor of Borrower or the Administrative Agent.

Section 14.5 Confidentiality.

(a) Each Loan Party and each Lender shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, the Fee Letters and the other confidential or proprietary information that are clearly marked as being confidential and/or proprietary with respect to any Agent or any Conduit and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Loan Party and such Lender and its officers and employees may disclose such information to such Loan Party’s and such Lender’s external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

(b) Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to any Agent, the Lenders or any Funding Source by each other, (ii) to any prospective or actual assignee or Participant of any of them or any program collateral agent for any Conduit’s Promissory Note program, (iii) to any rating agency or to any Promissory Note dealer, (iv) to any provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which CACIB or Mizuho or any of their respective Affiliates acts as the administrative agent (each of the foregoing, an “Enhancer”), and (v) to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information and (except in the case of a Person described in clause (iii) above) agrees to maintain the confidential nature of such information. In addition, the Lenders, the Liquidity Providers, the Agents and the Enhancers may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding any other provision in this Agreement, each of the Agents and the Lenders hereby confirms that each of the Loan Parties, the Originators and their respective representatives shall not be limited from disclosing the U.S. tax treatment or U.S. tax structure of the transactions evidenced hereby.

Section 14.6 Bankruptcy Petition. To the fullest extent permitted by applicable law, each of the Loan Parties, Agents and Lenders hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any of the Conduits, it will not institute against, or join any other Person in instituting against, any of the Conduits any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

Section 14.7 Limitation of Liability. Except with respect to any claim arising out of the willful misconduct or gross negligence of any Agent, any Lender or Global Securitization Services, LLC, no claim may be made by any Loan Party or any other Person against any such Person or any of its respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Loan Party hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Notwithstanding anything in this Agreement to the contrary, no Conduit shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to such Conduit after paying or making provision for the payment of its Commercial Paper. All payment obligations of each of the Conduits hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its respective Commercial Paper; and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by a Conduit exceeds the amount available to such Conduit, after paying or making provision for the payment of its Commercial Paper.

Section 14.8 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW (EXCEPT IN THE CASE OF THE OTHER TRANSACTION DOCUMENTS, TO THE EXTENT OTHERWISE EXPRESSLY STATED THEREIN) AND EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE OWNERSHIP INTEREST OF BORROWER OR THE SECURITY INTEREST OF THE ADMINISTRATIVE AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, IN ANY OF THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 14.9 CONSENT TO JURISDICTION. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY LOAN PARTY AGAINST ANY AGENT OR ANY LENDER OR ANY AFFILIATE OF ANY AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH LOAN PARTY PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN NEW YORK, NEW YORK.

Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

Section 14.11 Integration; Binding Effect; Survival of Terms.

(a) This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article VI, (ii) the indemnification and payment provisions of Article X, and Sections 14.5, 14.6, 14.7, 14.14 and 14.15 shall be continuing and shall survive any termination of this Agreement.

Section 14.12 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of a signature page to this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.

Section 14.13 Federal Reserve. Notwithstanding any other provision of this Agreement to the contrary, any Lender or Liquidity Provider may at any time pledge or grant a security interest in all or any portion of its rights (including, without limitation, rights to payment of principal and interest) under this Agreement to secure obligations of such Lender or Liquidity Provider to a Federal Reserve Bank located in the United States of America, without notice to or consent of the Borrower, the Administrative Agent or any Co-Agent; provided that no such pledge or grant of a security interest shall release a Lender or Liquidity Provider from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

Section 14.14 Tax Gross-Up. All payments to be made by Borrower hereunder shall be made without setoff, counterclaim or other defense and free and clear of any deduction or withholding. If Borrower is required by law to make any deduction or withholding from any payment on account of any Tax (other than an Excluded Tax), the sum due from it in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the intended recipient receives a net sum equal to the sum which it would have received had no deduction or withholding been made.

Section 14.15 Third Party Beneficiaries. Each of the Liquidity Providers shall be third party beneficiaries of the provisions of this Agreement applicable to Liquidity Providers.

Section 14.16 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Transaction Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Transaction Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(e) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(f) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; or

(c) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 14.17 Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from the Co-Agents. Any such amendment with respect to an Early Opt-in Election will become effective on the date that the Co-Agents have delivered to the Administrative Agent written notice that such Co-Agents accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 14.17 will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent, with the consent of the Borrower (not to be unreasonably withheld, delayed or conditioned), will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Co-Agents of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent, the Borrower or the Co-Agents pursuant to this Section 14.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 14.17.

(d) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Loan of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Alternate Base Rate Loans. During any Benchmark Unavailability Period, the component of Alternate Base Rate based upon LIBOR will not be used in any determination of Alternate Base Rate.

(e) Certain Defined Terms.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent, in consultation with the Borrower, decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent, in consultation with the Borrower, determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Co-Agents.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with the Section titled “Effect of Benchmark Transition Event” and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent, (ii) a notification by the Borrower to the Administrative Agent that the Borrower and the Co-Agents have determined or (iii) a notification by the Co-Agents to the Administrative Agent (with a copy to the Borrower) that the CoAgents have determined, in each case, that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section 14.17, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2) (i) the election by the Administrative Agent, (ii) the election by the Borrower and the Co-Agents or (iii) the election by the Required Lenders, in each case, to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Co-Agents, by the Borrower of written notice of such election to the Administrative Agent or by the Co-Agents of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

<signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

RED BIRD RECEIVABLES, LLC

By:
	Name:	David E. Arick
	Title:	President

	Address:	6400 Poplar Avenue
Memphis, Tennessee 38197
		Attn:	David E. Arick
President
		Phone:	901/419-3977
		Fax:	901/419-4539

INTERNATIONAL PAPER COMPANY, AS SERVICER

By:
	Name:	Errol A. Harris
	Title:	Vice President & Treasurer

	Address:	6400 Poplar Avenue
Memphis, Tennessee 38197
Attn: Errol A. Harris
V.P. & Treasurer
		Phone:	901/419-4740
		Fax:	901/419-4539

ATLANTIC ASSET SECURITIZATION LLC
BY:	Credit Agricole Corporate and Investment Bank, as Attorney-in-fact

By:
Name:
Title:

By:
Name:
Title:

Address:
c/o Credit Agricole Corporate and Investment Bank 1301 Avenue of the Americas
New York, NY 10019
Attention:	David R. Nunez
Tel No.:	(212) 261-3807
Email:	david.nunez@ca-cib.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender and as Atlantic Agent

By:
Name:
Title:

By:
Name:
Title:

Address:
1301 Avenue of the Americas
New York, NY 10019
Attention:	David R. Nunez
Tel No.:	(212) 261-3807
Email:	david.nunez@ca-cib.com

MIZUHO BANK, LTD., as a Lender and as Mizuho Agent

By:
Name:
Title:

Address:
Americas Financial Products Division
Securitization & Structured Finance 1251 Avenue of the Americas, 32nd Floor
New York, NY 10020
Attention:	David Krafchik
Tel No.:	(212) 282-4998
Fax No.:	(212) 282-4105

MIZUHO BANK, LTD., as Administrative Agent

By:
Name:
Title:

Address:
Americas Financial Products Division
Securitization & Structured Finance 1251 Avenue of the Americas, 32nd Floor
New York, NY 10020
Attention:	David Krafchik
Tel No.:	(212) 282-4998
Fax No.:	(212) 282-4105

EXHIBIT I

DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Actual Setoff Reserve Amount” means, on any date of determination, the amount of payables equal to the lesser of (a) the actual payables or (b) the amount of the Obligor’s balance, owing from the Originator to Obligors during the one (1) month ending on or prior to the date of computation.

“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratio for the 12 Calculation Periods then most recently ended.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement.

“Administrative Agent’s Fee Letter” means that certain Administrative Agent’s Fee Letter dated as of December 15, 2014, by and among the Administrative Agent, International Paper and Borrower, as the same may be amended, restated or otherwise modified from time to time.

“Advance” means a borrowing hereunder consisting of the aggregate amount of the several Loans made on the same Borrowing Date.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person.

“Affected Entity” has the meaning set forth in Section 10.2(a).

“Affected Party” means each of the Lenders, the Liquidity Providers and the Agents.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of equity, by contract or otherwise.

“Agents” means the Administrative Agent and Co-Agents.

“Aggregate Facility Amount” means, on any date of determination, the aggregate Group Limits of all Groups.

“Aggregate Principal” means, on any date of determination, the aggregate outstanding principal amount of all Advances outstanding on such date.

“Agreement” means this Second Amended and Restated Credit and Security Agreement, as it may be amended or modified and in effect from time to time.

“Alternate Base Rate” means for any day, the rate per annum equal to the greatest as of such day of (i) the sum of the Prime Rate plus 100 basis points per annum, (ii) the sum of the Federal Funds Effective Rate plus 150 basis points per annum, or (iii) LIBOR for a one-month Interest Period on such day. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate, the Federal Funds Effective Rate or LIBOR shall be effective on the date of each such change.

“Alternate Base Rate Loan” means a Loan which bears interest at the Alternate Base Rate or the Default Rate.

“Amortization Date” means the earliest to occur of (i) the day on which any of the conditions precedent set forth in Section 5.2 are not satisfied, (ii) the Business Day immediately prior to the occurrence of an Event of Bankruptcy with respect to any Loan Party, (iii) the Business Day specified in a written notice from the Administrative Agent following the occurrence and during the continuance of any other Amortization Event, and (iv) the date which is 15 Business Days after the Administrative Agent’s receipt of written notice from Borrower that it wishes to terminate the facility evidenced by this Agreement.

“Amortization Event” has the meaning specified in Article IX.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Atlantic” has the meaning set forth in the preamble to this Agreement.

“Atlantic Agent” has the meaning set forth in the preamble to this Agreement.

“Atlantic Group” has the meaning set forth in the preamble to this Agreement.

“Atlantic Liquidity Agreement” means, collectively, any liquidity agreement pursuant to which one or more Liquidity Providers named therein provides liquidity to Atlantic and any related asset purchase agreement, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Authorized Officer” means, with respect to any Person, its president, company controller, treasurer or chief financial officer.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means, on any date of determination, the Net Pool Balance as of the last day of the period covered by the most recent Collateral Report, minus the Required Reserve as of the last day of the period covered by the most recent Collateral Report, and minus Dilution that has occurred since the most recent Cut-Off Date to the extent that such Dilution exceed the Dilution Reserve (it being understood and agreed that each reference to “the most recent Collateral Report” used in this definition shall mean (i) the most recent Daily Report, if Daily Reports are then being delivered pursuant to Section 8.5, (ii) the most recent Weekly Report, if Weekly Reports are then being delivered pursuant to Section 8.5, or (iii) if neither (i) nor (ii) are applicable, the most recent Monthly Report).

Exhibit I - 2

“Borrowing Date” means a Business Day on which an Advance is made hereunder.

“Borrowing Request” has the meaning set forth in Section 2.1.

“Broken Funding Costs” means, for any CP Rate Loan which: (a) has its principal reduced without compliance by Borrower with the notice requirements hereunder or (b) is not prepaid in the amount specified in a Prepayment Notice on the date specified therein or (c) is assigned or otherwise transferred by the applicable Conduit to its respective Liquidity Providers under its respective Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the CP Costs that would have accrued during the remainder of the applicable commercial paper tranche periods determined by the applicable Co-Agent, to relate to such Loan subsequent to the date of such reduction, assignment or termination (or in respect of clause (b) above, the date such prepayment was designated to occur pursuant to the applicable Prepayment Notice) of the principal of such CP Rate Loan if such reduction, assignment or termination had not occurred or such Prepayment Notice had not been delivered, over (B) the sum of (x) to the extent all or a portion of such principal is allocated to another CP Rate Loan, the amount of CP Costs actually accrued during the remainder of such period on such principal for the new Loan, and (y) to the extent such principal is not allocated to another CP Rate Loan, the income, if any, actually received during the remainder of such period by the holder of such Loan from investing the portion of such principal not so allocated.

“Business Day” means any day on which banks are not authorized or required to close in New York, New York, and The Depository Trust Company of New York is open for business, and, if the applicable Business Day relates to any computation or payment to be made with respect to LIBOR, any day on which dealings in dollar deposits are carried on in the London interbank market.

“CACIB” has the meaning set forth in the preamble to this Agreement.

“Calculation Period” means a calendar month.

“Cap Gemini-Poland” means Capgemini Polska Sp.z o.o.

“Cap Gemini-Poland Contract” means that certain Financial Accounting Business Process Outsourcing Agreement dated 17 December, 1999 by and between Cap Gemini-Poland and International Paper (Europe) S.A., as amended, supplemented and otherwise modified from time to time, including, without limitation, by Change Order No. 9 dated December 19, 2002.

“Cap Gemini-Poland Trigger Event” means:

(i) either International Paper or Borrower suffers an Event of Bankruptcy after the first Go-Live Date and the Administrative Agent notifies International Paper Investment Corporation to cause International Paper (Europe) S.A to terminate all or any portion of the Services (as defined in Section 8.1(d) hereof),

(ii) the occurrence of any one or more of the following events after the first calendar month after the Go-Live Date with respect to the application and posting Services: (a) in any period of 12 consecutive calendar months, there is any cash at the end of any three full months which has not been applied to specific invoices; or (b) Cap Gemini-Poland fails to apply at least 95% of all cash Collections received in any full month to the correct invoices,

Exhibit I - 3

(iii) the occurrence of any one or more of the following events after the first calendar month after the Go-Live Date with respect to the collection Services: (a) the three-month moving average of the “Past Due Ratio” as defined and evaluated in Schedule 18A to Change Order 12 to the Cap Gemini-Poland Contract as in effect on December 3, 2003 shall exceed 1.75% for any two consecutive months or for any three months in any 12-month period, (b) the three-month moving average of the “Dilution Ratio” as defined and evaluated in Schedule 18A to Change Order 21 to the Cap Gemini-Poland Contract as in effect on November 20, 2006 shall exceed 6.25% for any two consecutive months or for any three months in any 12-month period, or (c) the three-month moving average of the “Default Ratio” as defined and evaluated in Schedule 18A to Change Order 12 to the Cap Gemini-Poland Contract as in effect on December 3, 2003 shall exceed 1.25% for any two consecutive months or for any three months in any 12-month period.

The effective date of trigger (ii)(c) above will commence two consecutive full calendar months after the applicable Go-Live Date.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standard No. 13 of the Financial Accounting Standards Board) and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

“Cash Discount” means a cash discount as described in Section 3.4(a)(i).

“Cash Discount Reserve” means, at any time, such balance of all reserve accounts that any Loan Party establishes to reserve for Cash Discounts earned by all Obligors.

“Change of Control” means (a) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 50% of the outstanding shares of voting stock of International Paper, (b) any “Change of Control Triggering Event” (as defined in the Supplemental Indenture dated as of August 11, 2016 between International Paper and The Bank of the New York Mellon Trust Company, N.A. (as successor to The Bank of New York Mellon (formerly known as The Bank of New York)), as trustee, as such Supplemental Indenture is in effect on such date), or (c) International Paper fails to own, directly or indirectly, 100% of the outstanding membership interests of Borrower.

“Co-Agents’ Fee Letter” means that certain Co-Agents’ Fee Letter, dated as of April 28, 2020, by and among the Co-Agents and Borrower, as the same may be amended, restated or otherwise modified from time to time.

“Collateral” has the meaning set forth in Section 13.1.

“Collateral Report” means a Monthly Report, a Weekly Report or a Daily Report.

“Collection Account” means each concentration account, depositary account, lock box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit IV.

Exhibit I - 4

“Collection Account Agreement” means an agreement in a form reasonably acceptable to the Administrative Agent among International Paper, Borrower, the Administrative Agent and a Collection Bank, perfecting the Administrative Agent’s security interest therein.

“Collection Bank” means, at any time, any of the banks holding one or more Collection Accounts.

“Collection Notice” means a notice, in substantially the form attached to a Collection Account Agreement from the Administrative Agent to a Collection Bank advising the Collection Bank to cease taking instructions with respect to the subject Collection Account(s) from the Borrower or International Paper.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

“Commercial Paper” means promissory notes of a Conduit with maturities of less than 397 days issued by such Conduit in the commercial paper market.

“Conduits” means each Lender that is a commercial paper conduit.

“Consolidated Net Worth” means, as at any time, the sum of the following for International Paper and its Consolidated Subsidiaries determined on a consolidated basis (without duplication) in accordance with GAAP: (a) the amount of capital stock; plus (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus (c) the cost of treasury shares; provided, however, the foregoing calculation shall not take into account any impairment of goodwill arising under FASB 142.

“Consolidated Subsidiary” means, as to any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

“Constituent” means, as to any Group or any Co-Agent of a Group, any member of such Group or such Co-Agent’s Group from time to time a party hereto, and when used as an adjective, “Constituent” shall have a correlative meaning.

“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

“Cost of Funds” means the percentage rate per annum which represents a Lender’s actual cost of funding a Loan for the Interest Period, as determined by such Lender in its sole discretion from time to time.

“CP Costs” means:

(a) for each of the Conduits for each day, the sum of (i) discount or interest accrued on Commercial Paper for such Conduit on such day, plus (ii) any and all accrued commissions in respect of placement agents and dealers, and issuing and paying agent fees incurred, in respect of such Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Commercial Paper for

Exhibit I - 5

such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Broken Funding Costs (or similar costs) related to the prepayment of any investment of such Conduit, as applicable, pursuant to the terms of any receivable purchase or financing facilities funded substantially with Commercial Paper. In addition to the foregoing costs, if Borrower shall request any Advance from any of the Conduits during any period of time determined by the applicable Co-Agent to such Conduit in its sole discretion to result in incrementally higher CP Costs applicable to such Advance, the principal associated with any such Advance shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such principal.

“CP Rate” means, with respect to each of the Conduits for any CP Tranche Period, the per annum interest rate that, when applied to the outstanding principal balance of such Conduits’ CP Rate Loans for the actual number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to such Conduits’ CP Costs for such CP Tranche Period plus 115 basis points.

“CP Rate Loan” means a Loan made by any of the Conduits which bears interest at a CP Rate.

“CP Tranche Period” means, with respect to the Conduits, a Calculation Period; provided, however, (x) that in the case of any CP Tranche Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date and (y) in the case of any CP Tranche Period for any Loan which commences before the Facility Termination Date and which would otherwise end on a date occurring after the Facility Termination Date, such CP Tranche Period shall end on the Facility Termination Date.

“Credit and Collection Policy” means Borrower’s credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit V to the Receivables Sale and Contribution Agreement, as modified from time to time in accordance with this Agreement.

“Credit and Rebill” means any reduction to the Outstanding Balance of a Receivable which is re-documented by a new invoice for the same product and the same Obligor (unless such new invoice is issued on the same date as the original invoice). For purposes of measuring Dilution, if the Servicer is able to net the two invoices, a Credit and Rebill may be valued at the mount by which the original invoice exceeds the new invoice; otherwise, it shall be valued at the entire amount of the original invoice.

“Cut-Off Date” means the last day of a Calculation Period.

“Daily Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

“Daily Reporting Date” means each Business Day during the Daily Reporting Period (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

Exhibit I - 6

“Daily Reporting Period” means the period beginning on the first Business Day after the current published rating by S&P or Moody’s of International Paper’s long-term senior unsecured non-credit-enhanced debt is less than BB from S&P or is less than Ba2 from Moody’s.

“Days Sales Outstanding” means, as of any day, an amount equal to the product of (x) 91, multiplied by (y) the amount obtained by dividing (i) the aggregate Outstanding Balance of Receivables minus the aggregate amount of Suspense Accounts, in each case, as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.

“Deemed Collections” means Collections deemed received by Borrower under Section 3.4(a).

“Default Horizon Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the sum of (a) the aggregate sales generated by the Originator with respect to Receivables during the six (6) Calculation Periods ending on such Cut-Off Date plus (b) if Days Sales Outstanding is greater than or equal to 60 days, but less than 90 days, the aggregate sales generated by the Originator with respect to Receivables during the 7th preceding Calculation Period and if Days Sale Outstanding is greater than or equal to 90 days, the aggregate sales generated by the Originator with respect to Receivables during the 7th and 8th preceding Calculation Periods, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Default Rate” means a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) 2.00%, changing when and as the Alternate Base Rate changes.

“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a percentage) computed by dividing (x) the total amount of Pool Receivables which became either (i) Defaulted Receivables or (ii) Suspense Accounts as to which any payment or part thereof remains unpaid for 150 days or more but less than 180 days from the original due date for such payment, and in each of the foregoing clauses, during the Calculation Period that includes such Cut-Off Date, by (y) the aggregate sales generated by the Originator with respect to Pool Receivables during the Calculation Period occurring six (6) months prior to the Calculation Period ending on such Cut-Off Date.

“Defaulted Receivable” means a Receivable (other than Suspense Accounts): (i) as to which the Obligor thereof has suffered an Event of Bankruptcy; (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible; or (iii) as to which any payment, or part thereof, remains unpaid for 150 days or more from the original due date for such payment.

“Delinquent Receivable” means a Receivable (other than Suspense Accounts) as to which any payment, or part thereof, remains unpaid for 120-149 days from the original due date for such payment.

“Demand Advance” means an advance made by Borrower to International Paper at any time while it is acting as the Servicer on any day prior to the Facility Termination Date on which no Amortization Event or Unmatured Amortization Event exists and is continuing, which advance (a) is payable upon demand, (b) is not evidenced by an instrument, chattel paper or a certificated security (unless such instrument, chattel paper or certificated security is pledged and delivered to the Administrative Agent, together with all necessary indorsement), (c) bears interest at a market rate determined by Borrower and the Servicer from time to time, (d) is not subordinated to any other Indebtedness or obligation of the Servicer, and (e) may not be offset by International Paper against amounts due and owing from Borrower to it under the Subordinated Note.

Exhibit I - 7

“Dilution” means the amount of any reduction or cancellation of the Outstanding Balance of a Receivable (other than Suspense Accounts) as described in Section 3.4(a) and including Credit and Rebills, provided that Dilution does not include Cash Discounts or Volume Rebates.

“Dilution Horizon Ratio” means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the sum of (a) the aggregate sales generated by the Originator during the most recent Calculation Period and (b) 0.5 times the aggregate sales generated by the Originator during the second most recent Calculation Period, by (ii) the Net Pool Balance as of such Cut-Off Date.

“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a percentage), computed by dividing (i) the total amount of decreases in Outstanding Balances of Pool Receivables due to Dilutions during the Calculation Period ending on such Cut-Off Date, by (ii) the aggregate sales generated by the Originator with respect to Pool Receivables during the Calculation Period two Calculation Periods prior to the Calculation Period ending on such Cut-Off Date.

“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of:

(a) the sum of (i) 2.5 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times

(b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.

“Dilution Volatility Component” means the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over the past 12 Calculation Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Lichtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Exhibit I - 8

“Eligible Assignee” means:

(a) for any of the Conduits, (i) any bankruptcy-remote commercial paper conduit whose Commercial Paper is rated at least “A-1” by S&P and “P-1” by Moody’s, (ii) any Lender or (iii) any Liquidity Provider to such Conduit, or

(b) for all Lenders, (i) any commercial bank having combined capital and surplus of at least $250,000,000 with a rating of its (or its parent holding company’s) short-term securities equal to or higher than (A) “A-1” by S&P and (B) “P-1” by Moody’s , or (ii) any affiliate of such Lender.

“Eligible Institution” means as depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank authorized under any such laws), (a) whose senior long-term unsecured debt obligations are rated at least A- or better by S&P and A3 or better by Moody’s, and (b) which is subject to regulation regarding fiduciary funds on deposit substantially similar to 12 C.F.R. Section 9.10(b), if applicable, and (c) which has combined capital and surplus of at least $100,000,000.

“Eligible Receivable” means, at any time, a Receivable:

(i) the Obligor of which (a) if a natural person, is a resident of the United States or, if a corporation or other business organization, is organized under the laws of the United States or any political subdivision thereof and has its chief executive office in the United States; (b) is not an Affiliate of any of the parties hereto; and (c) is not a government or a governmental subdivision or agency,

(ii) which is not a Defaulted Receivable,

(iii) which was not a Delinquent Receivable on the date on which it was acquired by Borrower,

(iv) which (A) has been billed and by its terms is due and payable within 91 days of the original billing date therefor and has not had its payment terms extended more than once, (B) has not been transferred, in whole or in part, to notes receivable, and (C) is not owing from an Obligor that has had all or any portion of the Receivables owing from it transferred to notes receivable,

(v) which is an “account” or “chattel paper” (other than “electronic chattel paper”), each within the meaning of Article 9 of the UCC of all applicable jurisdictions,

(vi) which is denominated and payable only in United States dollars in the United States,

(vii) which arises under a Contract, which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law),

(viii) which arises under a Contract which does not require the Obligor under such Contract to consent to the transfer, sale, pledge or assignment of the rights and duties of the Originator or any of its assignees under such Contract,

Exhibit I - 9

(ix) which arises under a Contract that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the Originator,

(x) which is not a credit card receivable,

(xi) which was generated in the ordinary course of the Originator’s business,

(xii) which arises solely from the sale of goods or the provision of services to the related Obligor by the Originator, and not by any other Person (in whole or in part),

(xiii) which is not subject to any dispute, counterclaim, right of rescission, set-off, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the applicable Obligor against the Originator or any of its Affiliates or any other Adverse Claim, and the Obligor thereon holds no right as against the Originator to cause the Originator to repurchase the goods or merchandise the sale of which shall have given rise to such Receivable (except with respect to sale discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that if such dispute, offset, counterclaim or defense affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected, and provided, further, that Receivables of any Obligor which has any accounts payable by the Originator or by a wholly-owned Subsidiary of the Originator (thus giving rise to a potential offset against such Receivables) may be treated as Eligible Receivables to the extent that the Obligor of such Receivables has agreed pursuant to a written agreement in form and substance satisfactory to the Administrative Agent, that such Receivables shall not be subject to such offset,

(xiv) as to which the Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,

(xv) as to which each of the representations and warranties contained in Sections 6.1(i), (j), (l), (q)(ii), (r) or (s) is true and correct,

(xvi) all right, title and interest to and in which has been validly transferred to Borrower under and in accordance with the Receivables Sale and Contribution Agreement,

(xvii) which is not a Suspense Account,

(xviii) the Obligor of which is not a Specified Obligor, and

(xix) which is not a payment on account (other than, for the avoidance of doubt, prepaid amounts).

“Eligible Receivables Net Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time reduced by (i) the Cash Discount Reserve at such time, (ii) the Volume Rebate Reserve at such time, and (iii) the Payable Setoff Reserve at such time.

Exhibit I - 10

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with International Paper within the meaning of Section 414(b) or (c) of the Tax Code (and Sections 414(m) and (o) of the Tax Code for purposes of provisions relating to Section 412 of the Tax Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Bankruptcy” shall be deemed to have occurred with respect to a Person if either:

(a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of 60 consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

(b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee (other than a trustee under a deed of trust, indenture or similar instrument), custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent, or admit in writing its inability to pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

“Excluded Taxes” means, with respect to a Indemnified Party, Taxes which are (a) both (i) imposed by the jurisdiction in which such Indemnified Party is organized or by any other taxing authority of a United States jurisdiction as a result of such Indemnified Party doing business or maintaining an office in such jurisdiction (other than any such taxes that the Indemnified Party establishes would not have been imposed but for (A) such Indemnified Party having executed, or enforced, a Transaction Document or (B) any of the transactions contemplated herein or in the other Transaction Documents) and also (ii) imposed on, based on or measured by net pre-tax income, capital or net worth of such Indemnified Party (other than Taxes that are, or are in the nature of, sales, use, rental, property or value added or similar taxes) or (b) any Tax, assignment or other governmental charge attributable to and which would not have been imposed but for the failure of a Indemnified Party to deliver to Borrower the Prescribed Forms properly completed and duly executed by such Indemnified Party establishing such party’s exemption from, or eligibility for, a reduced rate of any such tax or assessment.

“Existing Agreement” has the meaning set forth in the Preliminary Statements.

“Extrapolated Setoff Reserve Amount” means the product of (a) the IP Top 30 Payable Percentage times (b) the aggregate Outstanding Balance of all Receivables (other than Suspense Accounts).

Exhibit I - 11

“Facility Termination Date” means the earliest of (a) April 27, 2022, (b) the Amortization Date, and (c) the date the Maximum Advance Amounts of all Lenders are reduced to zero.

“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” means, collectively, the Administrative Agent’s Fee Letter and the Co-Agents’ Fee Letter.

“Final Payout Date” means the date on which all Obligations have been paid in full and the Agreement has been terminated.

“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

“Funding Agreement” means (i) this Agreement, (ii) the Liquidity Agreements and (iii) any other agreement or instrument executed by any Funding Source with or for the benefit of any Conduit.

“Funding Source” means (i) any Lender, (ii) any Liquidity Provider, (iii) any insurance company, bank or other funding entity providing liquidity, credit enhancement or back-up purchase support or facilities to any Conduit, including, without limitation, such Conduit’s Participants, if any, or (iv) any holding company of any of the foregoing.

“GAAP” means generally accepted accounting principles as currently in effect in the United States of America.

“Group” means the Atlantic Group, or the Mizuho Group, as the case may be.

“Group Limit” means, as to each Group, the aggregate amount of the Maximum Advance Amounts of the Lenders in such Group.

“Guarantee” means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock of any corporation, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his, her or its obligations or an agreement to assure a creditor against loss, and including causing a bank to open a letter of credit for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms “Guarantee” and “Guaranteed” used as a verb shall have a correlative meaning.

Exhibit I - 12

“Indebtedness” means, as to any Person: (a) indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by an Adverse Claim on the property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; and (f) Indebtedness of others Guaranteed by such Person. Notwithstanding anything herein to the contrary, and solely for purposes of calculating the ratio of Total Debt to Total Capital set forth in Section 9.1(n)(i), “Indebtedness” shall exclude all Nonrecourse Financial Liabilities of Special Purpose Entities as defined in International Paper’s financial statements delivered pursuant to Section 7.1(a).

“Indemnified Amounts” has the meaning set forth in Section 10.1.

“Indemnified Party” has the meaning set forth in Section 10.1.

“Independent Manager” means a member of the board of managers of Borrower who (a) is not at such time, and has not been at any time during the preceding five (5) years: (i) a customer, advisor, supplier, director, officer, employee or affiliate of International Paper or any of its Subsidiaries or Affiliates other than Borrower (International Paper and such Subsidiaries and Affiliates other than Borrower being hereinafter referred to as the “Corporate Group”), (ii) the owner (whether direct, indirect or beneficial) at the time of such individual’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager, of any of the outstanding membership interests of Borrower or any of its Affiliates (provided that indirect ownership of Borrower or of any Affiliate by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Manager unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool), (iii) a person related to any person referred to in clauses (i) and (ii); or (iv) a trustee, conservator or receiver for any member of the Corporate Group; and (b) has (i) prior experience as an independent director or independent manager for an entity whose charter documents required the unanimous consent of all independent directors or independent managers thereof, as applicable, before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Interest” means, for each respective Interest Period relating to Loans of each Lender, an amount equal to the product of the applicable Interest Rate for each Loan multiplied by the principal of such Loan for each day elapsed during such Interest Period, annualized on a 360 day basis.

“Interest Period” means, with respect to any Loan held by a Lender which is not a CP Rate Loan:

(a) if Interest for such Loan is calculated on the basis of LIBOR, a period of one, two, three or six months, or such other period as may be mutually agreeable to the applicable Co-Agent and Borrower, commencing on a Business Day selected by Borrower or the Administrative Agent pursuant to this Agreement. Such Interest Period shall end on the day in the applicable succeeding calendar month which corresponds numerically to the beginning day of such Interest Period, provided, however, that if there is no such numerically corresponding day in such succeeding month, such Interest Period shall end on the last Business Day of such succeeding month;

Exhibit I - 13

(b) if Interest for such Loan is calculated on the basis of the Mizuho Rate, a period commencing on a Business Day selected by Borrower and agreed to by the Administrative Agent, provided that no such period shall exceed one month; or

(c) if Interest for such Loan is calculated on the basis of the Alternate Base Rate, a period commencing on a Business Day selected by Borrower and agreed to by the Administrative Agent, provided that no such period shall exceed one month.

If any Interest Period referred to in clause (a), (b) or (c) would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that in the case of any such Interest Period referred to in clause (a), if such next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day. In the case of any Interest Period for any Loan which commences before the Amortization Date and would otherwise end on a date occurring after the Amortization Date, such Interest Period shall end on the Amortization Date. In the case of any Interest Period for any Loan which would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on the Facility Termination Date. The duration of each Interest Period which commences after the Amortization Date shall be of such duration as selected by the Administrative Agent.

“Interest Rate” means, with respect to each Loan of the Lenders which is not a CP Rate Loan or Mizuho Rate Loan, LIBOR, the Alternate Base Rate or the Default Rate, as applicable.

“Interest Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (i) 1.5, times (ii) LIBOR for a one-month Interest Period as of the immediately preceding Cut-Off Date, times (iii) a fraction, the numerator of which is the product of the highest Days Sales Outstanding for the most recent 12 Calculation Periods multiplied by 2, and the denominator of which is 360.

“International Paper” has the meaning set forth in the preamble to this Agreement.

“Investment Company Act” has the meaning set forth in Section 6.1(p).

“IP Top 30 Payable Percentage” means the ratio (expressed as a percentage) of (a) the aggregate amount of payables as to each individual Obligor, not to exceed such Obligor’s Receivable Outstanding Balance owing to the Top 30 Obligors during the one month ending on or prior to the date of computation, to (b) the aggregate Outstanding Balance of all Receivables (other than Suspense Accounts) owing from the Top 30 Obligors as of the last day of such month.

“IPCO Credit Event” means the long-term unsecured debt rating of International Paper is downgraded below BBB- by S&P or below Baa3 by Moody’s or either such rating is revoked.

“Lenders” means, collectively, each member of a Group (other than a Co-Agent in its capacity as such) and their respective successors and permitted assigns.

“LIBOR” means with respect to any applicable Loan advanced by a Lender, for any Interest Period, the rate per annum equal to the sum of (i) (a) the rate per annum determined on the basis of the offered rate for deposits in U.S. dollars of amounts equal or comparable to the principal amount of the related Loan offered for a term comparable to such Interest Period, which rates appear on a

Exhibit I - 14

Bloomberg L.P. terminal, displayed under the address “US0001M <Index> Q <Go>” effective as of 11:00 A.M., London time, two Business Days prior to the first day of such Interest Period, provided that if no such offered rates appear on such page, LIBOR for such Interest Period will be the arithmetic average (rounded upwards, if necessary, to the next higher 1/100th of 1%) of rates quoted by not less than two major banks in New York, New York, selected by the Administrative Agent, at approximately 10:00 a.m. (New York time), two Business Days prior to the first day of such Interest Period, for deposits in U.S. dollars offered by leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan, divided by (b) one minus the maximum aggregate reserve requirement (including all basic, supplemental, marginal or other reserves) which is imposed against the Administrative Agent in respect of Eurocurrency liabilities, as defined in Regulation D of the Board of Governors of the Federal Reserve System as in effect from time to time (expressed as a decimal), applicable to such Interest Period, plus (ii) (x) if there exists any Loans outstanding to Borrower from the Atlantic Group that are Loans other than CP Rate Loans, 165 basis points and (y) otherwise, 115 basis points. LIBOR shall be rounded, if necessary, to the next higher 1/16 of 1%.

“LIBOR Loan” means a Loan which bears interest at LIBOR.

“Liquidity Agreements” means the Atlantic Liquidity Agreement.

“Liquidity Commitment” means, as to each Liquidity Provider under each Liquidity Agreement, the commitment of such Liquidity Provider pursuant to such Liquidity Agreement.

“Liquidity Funding” means, with respect to any Loan made by a Conduit, any purchase by a Liquidity Provider to such Conduit pursuant to its Liquidity Commitment of all or any portion of, or any undivided interest in, such Loan of such Conduit (or a loan made by such Liquidity Provider pursuant to its Liquidity Commitment in the amount equal to all or any portion of such Loan of such Conduit).

“Liquidity Provider” means, as to each Liquidity Agreement, each liquidity provider thereunder from time to time.

“Loan” means any loan made by a Lender to Borrower pursuant to this Agreement. Each Loan made by a Conduit shall either be a CP Rate Loan or, in the case of any Loan made by a Conduit which is the subject of a Liquidity Funding, an Alternate Base Rate Loan or a LIBOR Loan, selected in accordance with the terms of this Agreement. Each Loan made by a Lender which is not a Conduit shall either be an Alternate Base Rate Loan, a Mizuho Rate Loan or a LIBOR Loan, selected in accordance with the terms of this Agreement.

“Loan Parties” has the meaning set forth in the preamble to this Agreement.

“Lock Box” means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit IV.

“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.5, times (b) the highest three-month rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.

“Majority Co-Agents” means, (a) at any time while Loans are outstanding, those Co-Agents representing Groups whose combined Loans outstanding are equal to at least fifty percent (50%) of the aggregate principal amount of all Loans outstanding and (b) at any time while no Loans are outstanding, those Co-Agents representing Groups with Group Limits equal to at least fifty percent (50%) of the Aggregate Advances.

Exhibit I - 15

“Material Adverse Effect” means, with respect to any Loan Party, a material adverse effect on (i) the financial condition or operations of any Loan Party and its Material Subsidiaries taken as a whole, (ii) the ability of such Loan Party to perform its obligations under this Agreement, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document to which it is a party, (iv) the Administrative Agent’s security interest, for the benefit of the Secured Parties, in the Receivables generally or in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (v) the collectibility of the Receivables generally or of any material portion of the Receivables.

“Material Subsidiary” means any Subsidiary of International Paper (other than any Special Purpose Entity, or equivalent term, as defined in International Paper’s financial statements most recently delivered pursuant to Section 7.1(a)(i) or (ii)) (i) which, as of the most recent fiscal quarter of International Paper, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 7.1(a)(i) or (ii), contributed greater than ten percent (10%) of consolidated revenues for such period or (ii) which contributed greater than ten percent (10%) of Total Assets as of the end of any such fiscal quarter; provided that, if the aggregate amount of consolidated revenues or Total Assets attributable to all Subsidiaries that are not Material Subsidiaries exceeds twenty percent (20%) of consolidated revenues for any such period or twenty percent (20%) of Total Assets as of the end of any such fiscal quarter, International Paper (or, in the event International Paper has failed to do so within ten days after delivery of the most recent financial statements pursuant to Section 7.1(a)(i) or (ii), the Administrative Agent) shall designate sufficient Subsidiaries as “Material Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Subsidiaries until, with respect to any such Subsidiary that is designated a “Material Subsidiary” solely by operation of this proviso and is not otherwise a Material Subsidiary, (x) (i) such Subsidiary no longer needs to constitute a “Material Subsidiary” in order for the requirements in this proviso to be satisfied or (ii) the circumstances described in this proviso are no longer applicable and (y) International Paper shall have notified the Administrative Agent of the foregoing..

“Maximum Advance Amount” means, as of any date of determination, for each Lender, the amount set forth opposite such Lender’s name under the heading “Maximum Advance Amount” on Schedule A to this Agreement.

“Mizuho” has the meaning set forth in the preamble to this Agreement.

“Mizuho Group” has the meaning set forth in the preamble to this Agreement.

“Mizuho Rate” means the lesser of (a) the Mizuho Group’s Cost of Funds and (b) the Atlantic Group’s CP Rate.

“Mizuho Rate Loan” means a Loan made by the Mizuho Group which bears interest at the Mizuho Rate.

“Monthly Report” means a report, in substantially the form of Exhibit IX hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

Exhibit I - 16

“Monthly Reporting Date” means the 15th day of each month after the date of this Agreement (or if any such day is not a Business Day, the next succeeding Business Day thereafter) or such other days of each month as the Administrative Agent shall request in connection with Section 8.5 hereof.

“Monthly Settlement Date” means the second Business Day after each Monthly Reporting Date.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Pool Balance” means, at any time, the Eligible Receivables Net Balance minus (a) the aggregate amount, if any, by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates (reduced by the amount of any outstanding Cash Discounts, outstanding Volume Rebates and outstanding payables that the Servicer has determined at such time relate to or are owed to such Obligor and its Affiliates) exceeds the Obligor Concentration Limit for such Obligor and its Affiliates and minus (b) unapplied cash and other offsets applicable to the Eligible Receivables.

“Obligations” means, at any time, any and all obligations of either of the Loan Parties to any of the Secured Parties arising under or in connection with the Transaction Documents, whether now existing or hereafter arising, due or accrued, absolute or contingent, including, without limitation, obligations in respect of Aggregate Principal, CP Costs, Interest, fees under the Fee Letters, Broken Funding Costs and Indemnified Amounts.

“Obligor” means a Person obligated to make payments pursuant to a Contract.

“Obligor Concentration Limit” means, at any time, in relation to any single Obligor and its Affiliates (if any), an amount equal to (A) the Eligible Receivables Net Balance at such time, multiplied by (B) the percentage set forth in the table below under the heading “Allowable % of Eligible Receivables Net Balance” for the applicable row for such Obligor and its Affiliates (if any), where such applicable row is determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings):

Short-Term S&P Rating	Long-Term S&P Rating	Short-Term Moody’s Rating	Long-Term Moody’s Rating	Allowable % of Eligible Receivables Net Balance
A-1+	AAA	P-1	Aaa	10%
A-1	AA+, AA, AA- or A+	P-1	Aa1, Aa2, Aa3 or A1	8%
A-2	A, A- or BBB+	P-2	A2, A3 or Baa1	6%
A-3	BBB or BBB-	P-3	Baa2 or Baa3	5%
Below A-3 or Not Rated by either S&P or Moody’s	Below BBB- or Not Rated by either S&P or Moody’s	Below P-3 or Not Rated by either S&P or Moody’s	Below Baa3 or Not Rated by either S&P or Moody’s	3%

Exhibit I - 17

; provided, however, that (i) if any Obligor has a split rating, the applicable row for such Obligor for the determination of the Obligor Concentration Limit will be the row associated with the lower of the two ratings, (ii) if any Obligor is not rated by either S&P or Moody’s, the applicable row for such Obligor for the determination of the Obligor Concentration Limit shall be the one set forth in the last line of the table above, and (iii) subject to satisfaction of the Rating Agency Condition and/or an increase in the percentage set forth in clause (a)(i) of the definition of “Required Reserve,” upon Borrower’s request from time to time, the Co-Agents may agree to a higher “Allowable % of Eligible Receivables Net Balance” for a particular Obligor and its Affiliates (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by any Agent upon not less than five (5) Business Days’ written notice to the Loan Parties.

“Originator” means International Paper in its capacity as seller and contributor under the Receivables Sale and Contribution Agreement.

“Outstanding Advance Amount” means, on any date of determination as to any Lender, the aggregate amount of outstanding Loans by such Lender hereunder.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning specified in Section 12.1(c)(ii).

“Past Due Ratio” means, at any time, a percentage equal to (i) the aggregate Outstanding Balance of all Pool Receivables (other than Suspense Accounts) that remain unpaid for 90-119 days from the original due date for such payment at such time divided by (ii) the aggregate Outstanding Balance of all Pool Receivables (other than Suspense Accounts) at such time.

“Payable Setoff Reserve” means an amount equal to the sum of (a) 1.00% of the aggregate Outstanding Balance of all Receivables (other than Suspense Accounts) plus (b) at any time while (A) no IPCO Credit Event exists and is continuing, the Borrower’s choice of either (i) the Extrapolated Setoff Reserve Amount or (ii) the Actual Setoff Reserve Amount, or (B) an IPCO Credit Event exists and is continuing, the Borrower’s choice of either (i) 1.25 times the Extrapolated Setoff Reserve Amount, or (ii) the Actual Setoff Reserve Amount. For the avoidance of doubt, clause (a) is included in lieu of including accruals in the determination of “payables” when calculating the Actual Setoff Reserve Amount and the Extrapolated Setoff Reserve Amount.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which International Paper sponsors or maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Percentage” means, for each Group on any date of determination on which any Loans are outstanding, the ratio of the aggregate outstanding principal amount of the Loans of such Group’s Constituents to the Aggregate Principal on such date.

Exhibit I - 18

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) which International Paper or any of its ERISA Affiliates sponsors or maintains or to which International Paper or any of its ERISA Affiliates makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Plan maintained outside the United States primarily for the benefit of Persons who are not U.S. residents.

“Pool Receivable” means any Receivable other than a Receivable owing from a Specified Obligor.

“Prescribed Forms” means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Indemnified Party providing the form(s) or statement(s), (b) the Tax Code or (c) any applicable rule or regulation under the Tax Code, required and permitted by law to be provided by the Indemnified Party, as exhibits, to Borrower in order to permit Borrower to make payments hereunder for the account of such Indemnified Party free of deduction or withholding for income or similar taxes.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Mizuho Bank, Ltd. (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Principal” of any Loan means the original amount advanced to the Borrower by a Lender pursuant to this Agreement, in each case reduced from time to time by Collections distributed on account of such Principal pursuant to Article III; provided that if such Principal shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Principal shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

“Promissory Notes” means with respect to any Conduit, Commercial Paper and other promissory notes issued by such Conduit.

“Rating Agency Condition” means that (i) if required, a Conduit has received written notice from S&P and Moody’s that the closing of this transaction will not result in a withdrawal or downgrade of the then current rating of its Promissory Notes and (ii) if required, each of the Conduits has received written notice from S&P and Moody’s that any material amendment, change or a waiver will not result in a withdrawal or downgrade of the then current ratings on such Conduit’s Promissory Notes.

“Receivable” has the meaning set forth in the Receivables Sale and Contribution Agreement.

“Receivables Sale and Contribution Agreement” means that certain Receivables Sale and Contribution Agreement dated as of March 13, 2008 by and between the Originator and the Borrower, as the same may be amended, restated or otherwise modified from time to time in accordance with the terms thereof and hereof.

“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

Exhibit I - 19

“Regulatory Change” has the meaning set forth in Section 10.2.

“Related Security” means, with respect to any Receivable:

(i) all of Borrower’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by the Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

(iii) all guaranties, letters of credit, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

(iv) all service contracts and other contracts and agreements associated with such Receivable,

(v) all Records related to such Receivable,

(vi) all of Borrower’s right, title and interest in, to and under the Receivables Sale and Contribution Agreements in respect of such Receivable,

(vii) all of Borrower’s right, title and interest in and to the Demand Advances, and

(viii) all proceeds of any of the foregoing.

“Required Notice Period” means, for any Lender, the number of days required notice set forth below opposite the applicable prepayment of the outstanding principal balance of such Lender’s Loans:

Amount of Principal Prepayment	Required Notice Period
less than 50% of such Lender’s Group Limit	2 Business Days
greater than or equal to 50% of such Lender’s Group Limit	5 Business Days

“Required Reserve” means, on any day during a Calculation Period, the product of (a) the aggregate of (x) the greater of (i) the Reserve Floor or (ii) the sum of (A) the Loss Reserve and (B) the greater of (1) 7.5% or (2) the Dilution Reserve, (y) the Servicing Reserve and (z) the Interest Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.

Exhibit I - 20

“Reserve Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 15.0%, plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any membership interest of Borrower now or hereafter outstanding, except a dividend or distribution payable solely in membership interests of Borrower of the same or a junior class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any membership interest of Borrower now or hereafter outstanding, (iii) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to the Subordinated Loans (as defined in the Receivables Sale and Contribution Agreement), (iv) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interest of any class of Borrower now or hereafter outstanding, and (v) any payment of management fees by Borrower (except for reasonable management fees to International Paper or its Affiliates in reimbursement of actual management services performed).

“Revolving Period” means the period from and including the date hereof to but excluding the Facility Termination Date.

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Secured Parties” means each Indemnified Party.

“Servicer” means at any time the Person (which may be the Administrative Agent) then authorized pursuant to Article VIII to service, administer and collect Receivables.

“Servicing Fee” means, for each day in a Calculation Period:

(a) an amount equal to (i) the Servicing Fee Rate (or, at any time while International Paper or one of its Affiliates is the Servicer, such lesser percentage as may be agreed between Borrower and the Servicer on an arms’ length basis based on then prevailing market terms for similar services), times (ii) the aggregate Outstanding Balance of all Receivables at the close of business on the Cut-Off Date immediately preceding such Calculation Period, times (iii) 1/360; or

(b) on and after the Servicer’s reasonable request made at any time when International Paper or one of its Affiliates is no longer acting as Servicer hereunder, an alternative amount specified by the successor Servicer not exceeding (i) 110% of such Servicer’s reasonable costs and expenses of performing its obligations under this Agreement during the preceding Calculation Period, divided by (ii) the number of days in the current Calculation Period.

“Servicing Fee Rate” means 1.0% per annum or such higher percentage as may be necessary to cover Cap Gemini-Poland’s actual costs of servicing the Receivables.

“Servicing Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) the Servicing Fee Rate, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods multiplied by 2, and the denominator of which is 360.

Exhibit I - 21

“Settlement Date” means (A) each Monthly Settlement Date, (B) the second Business Day after each Weekly Reporting Date, (C) the second Business Day after each Daily Reporting Date, and (D) the last day of the relevant Interest Period in respect of each Loan made by a Conduit which is the subject of a Liquidity Funding.

“Settlement Period” means (A) in respect of each Loan of a Conduit, the immediately preceding Calculation Period (or, during the Weekly Reporting Period, the calendar week then most recently ended (or, during the Weekly Reporting Period that is also a Daily Reporting Period, the immediately preceding Business Day) and (B) in respect of each Loan made by a Conduit which is the subject of a Liquidity Funding, the entire Interest Period of such Loan (or, during the Weekly Reporting Period, the calendar week then most recently ended) (or, during the Weekly Reporting Period that is also a Daily Reporting Period, the immediately preceding Business Day)).

“Specified Obligor” means any of (a) Office Depot Inc. (b) NE OPCO INC. (formerly known as National Envelope), (c) Cenveo, Inc, (d) Corrugated Supplies Company LLC and its Affiliates, Ruscorr, LLC and CSC-Indiana, LLC, and all Obligors specified on Schedule C to the Receivables Sale and Contribution Agreement as such Schedule C may be amended, modified or supplemented in accordance with the terms of the Receivables Sale and Contribution Agreement.

“Stated Percentage” means, for each Group on any date of determination, the ratio of such Group’s Group Limit to the aggregate Group Limits of all Groups.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Suspense Account” means any Receivable other than a Defaulted Receivable, (i) as to which the Obligor thereof has suffered an Event of Bankruptcy, (ii) which, consistent with the Credit and Collection Policy, would be written off Borrower’s books as uncollectible, or (iii) which the Originator tracks separately from other Receivables.

“Tax” or “Taxes” means all license and registration fees and all income, gross receipts, rental, franchise, excise, occupational, capital, value added, sales, use, ad valorem (real and personal), property (real and personal) and excise taxes, fees, levies, imposts, charges or withholdings of any nature whatsoever, together with any assessments, penalties, fines, additions to tax and interest thereon, by any federal, state or local government or taxing authority in the United States or by any foreign government, foreign governmental subdivision or other foreign or international taxing authority.

“Tax Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

“Termination Date” has the meaning set forth in the Receivables Sale and Contribution Agreement.

Exhibit I - 22

“Top 30 Obligors” means, on any date of determination, the 30 Obligors with the highest aggregate amount of Receivables (other than Suspense Accounts) generated during the one (1) month ending on or prior to the date of computation.

“Total Assets” means, at any time, the total assets of International Paper and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP.

“Total Capital” means, at any date, Consolidated Net Worth plus Total Debt each determined as of such date.

“Total Debt” means, at any time, the aggregate outstanding principal amount of all Indebtedness of International Paper and its Consolidated Subsidiaries at such time determined on a consolidated basis (without duplication) in accordance with GAAP.

“Transaction Documents” means, collectively, this Agreement, each Borrowing Request, the Receivables Sale and Contribution Agreement, each Collection Account Agreement, the Fee Letters, the Subordinated Note (as defined in the Receivables Sale and Contribution Agreement), the Liquidity Agreements and all other instruments, documents and agreements executed and delivered in connection herewith.

“UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

“Unmatured Amortization Event” means an event which, with the passage of time or the giving of notice, or both, would constitute an Amortization Event.

“Volume Rebate” means a rebate or refund as described in Section 3.4(a)(iii).

“Volume Rebate Reserve” means, at any time, such balance of all reserve accounts that any Loan Party establishes for Volume Rebates earned by all Obligors.

“Weekly Report” means a report, in substantially the form of Exhibit VIII hereto (appropriately completed), furnished by the Servicer to the Administrative Agent pursuant to Section 8.5.

“Weekly Reporting Date” means Wednesday of each week during the Weekly Reporting Period (or if any such day is not a Business Day, the next succeeding Business Day thereafter).

“Weekly Reporting Period” means the period beginning on the first week after the current published rating by S&P or Moody’s of International Paper’s long-term senior unsecured non-credit-enhanced debt is less than BBB- from S&P or is less than Baa3 from Moody’s.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Exhibit I - 23

For the avoidance of doubt, “during the continuance of an Amortization Event” means that an Amortization Event has occurred and has not been waived.

Exhibit I - 24

EXHIBIT II

FORM OF BORROWING REQUEST

—

RED BIRD RECEIVABLES, LLC

BORROWING REQUEST

For Borrowing on __________________

Credit Agricole Corporate and Investment Bank, as Atlantic Agent

c/o Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Attention: Deric Bradford, Fax No.: (917) 849-5584

and

Mizuho Bank, Ltd., as Mizuho Agent

Americas Financial Products Division

Securitization & Structured Finance

1251 Avenue of the Americas, 32nd Floor

New York, NY 10020

Attention: David Krafchik, Fax No. (212) 282-4105

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit and Security Agreement dated as of March 13, 2008 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Red Bird Receivables, LLC (the “Borrower”), International Paper Company, as Servicer, the Lenders and Co-Agents, from time to time party thereto, and Mizuho Bank, Ltd., as Administrative Agent. Capitalized terms defined in the Credit Agreement are used herein with the same meanings.

1. The Borrower hereby certifies, represents and warrants to the Agents and the Lenders that on and as of the Borrowing Date (as hereinafter defined):

(a) all applicable conditions precedent set forth in Article V of the Credit Agreement have been satisfied;

(b) each of its representations and warranties contained in Section 6.1 of the Credit Agreement will be true and correct, in all material respects, as if made on and as of the Borrowing Date;

(c) no event will have occurred and is continuing, or would result from the requested Advance, that constitutes an Amortization Event or Unmatured Amortization Event;

(d) the Termination Date has not occurred; and

(e) after giving effect to the Loans comprising the Advance requested below, (i) the aggregate principal amount of the Loans of the Lenders in the Mizuho Group at any one time outstanding will not exceed the Mizuho Group’s Group Limit; (ii) the aggregate principal amount of the Loans of the Lenders in the Atlantic Group at any one time outstanding will not exceed the Atlantic Group’s Group Limit; (iii) the aggregate principal amount of the Loans of any Lender at any one time outstanding will not exceed the Maximum Advance Amount of such Lender; and (iv) the Aggregate Principal will not exceed the lesser of (x) the Aggregate Facility Amount, and (y) the Borrowing Base.

2. The Borrower hereby requests that the Lenders in each Group make an Advance on ___________, _____ (the “Borrowing Date”) as follows:

(a) Aggregate Amount of Advance: $_____________ calculated as:

Rollover Amount:      _________________

Reduction Amount:    _________________

New Loan Amount:    _________________

Total Advance:            _________________

1. Atlantic Group’s Share of Advance:               $___________

2. Mizuho Group’s Share of Advance:                $___________

(b) Interest Rate Requested: CP Rate for the Atlantic Group; Mizuho Rate for the Mizuho Group.

3. Please disburse the proceeds of the Loans as follows:

(i) Atlantic Group: [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference: ________];

(ii) Mizuho Group: [Wire transfer $________ to account no. ________ at ___________ Bank, in [city, state], ABA No. __________, Reference: ________];

IN WITNESS WHEREOF, the Borrower has caused this Borrowing Request to be executed and delivered as of this ____ day of ___________, _____.

RED BIRD RECEIVABLES, LLC,
AS BORROWER

By:
Name:
Title:

EXHIBIT III

CHIEF EXECUTIVE OFFICES OF THE LOAN PARTIES; LOCATIONS OF RECORDS;

FEDERAL EMPLOYER IDENTIFICATION NUMBERS;

ORGANIZATIONAL IDENTIFICATION NUMBERS

International Paper Company

Principal Places of Business:     6400 Poplar Avenue, Memphis, TN 38197

Locations of Records:                6400 Poplar Avenue, Memphis, TN 38197

Red Bird Receivables, LLC

Principal Places of Business:     6400 Poplar Avenue, Memphis, TN 38197

Locations of Records:                6400 Poplar Avenue, Memphis, TN 38197

Federal Employer

Identification Number

of Red Bird Receivables, LLC: 26-2180174

Legal, Trade and Assumed Names

of Red Bird Receivables, LLC: Red Bird Receivables, LLC

(f/k/a Red Bird Receivables, Inc.)

EXHIBIT IV

NAMES OF COLLECTION BANKS; LOCK BOXES & COLLECTION ACCOUNTS

Lock boxes; Collection Accounts; Collection Banks

DOMESTIC

Collection Bank	Account	Lockbox	Notes	Lockbox Site

JPMorgan 1 Chase Manhattan Plaza New York, NY 10081	0361046451	N/A	Domestic EFT Receivables

PNC Bank 2 Tower Center Boulevard East Brunswick, NJ 08816	1014314152	676565 644095 910780 771689 532629	Domestic Receivables	Dallas Pittsburgh LA Chicago Atlanta

EXHIBIT V

FORM OF COMPLIANCE CERTIFICATE

To:	Credit Agricole Corporate and Investment Bank, as Atlantic Agent

Mizuho Bank, Ltd., as Mizuho Agent

Mizuho Bank, Ltd., as Administrative Agent

This Compliance Certificate is furnished pursuant to that certain Second Amended and Restated Credit and Security Agreement dated as of March 13, 2008 among Red Bird Receivables, LLC (the “Borrower”), International Paper Company, as Servicer, the Lenders and Co-Agents from time to time party thereto, and Mizuho Bank, Ltd., as Administrative Agent (as amended, restated or otherwise modified from time to time, the “Agreement”). Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected _________________ of Borrower.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Amortization Event or Unmatured Amortization Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate[, except as set forth in paragraph 4 below].

[4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrower has taken, is taking, or proposes to take with respect to each such condition or event: ____________________]

The foregoing certifications and the financial statements delivered with this Certificate in support hereof, are made and delivered as of ______________, 20__.

By:
Name:
Title:

EXHIBIT VI

FORM OF MONTHLY REPORT

[attached]

EXHIBIT VII

FORM OF PARTIAL RELEASE AND SALE DOCUMENTS

—

ADMINISTRATIVE AGENT’S RELEASE OF CERTAIN RECEIVABLE ASSETS

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Administrative Agent (hereinafter defined) under that certain Second Amended and Restated Credit and Security Agreement, dated as of March 13, 2008, as amended (the “CSA”), by and among (a) RED BIRD RECEIVABLES, LLC, a Delaware limited liability company (“Borrower”), (b) INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper”), as Servicer, (c) THE LENDERS AND CO-AGENTS FROM TIME TO TIME PARTY THERETO and (d) MIZUHO BANK, LTD., as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent” does hereby irrevocably release all right, title and interest in and to, and liens and security interests upon, the following personal property:

All existing and future Receivables as to which ___________ (or one of its Affiliates) is the Obligor, the Related Security associated directly with such Receivables (except to the extent such Related Security includes Records related to other Receivables), and all Collections on and other proceeds of the foregoing (collectively, the “Specified Receivables”).

Capitalized terms used herein are used with the meanings attributed thereto in the CSA.

Further, notwithstanding any provision of the CSA to the contrary, the Administrative Agent, on behalf of the Agents and the Lenders, hereby consents to (a) the sale by the Borrower of any Specified Receivables owned by the Borrower to International Paper for an aggregate sum of $__________, and (b) the sale by International Paper to __________________ (“Purchaser”), for an aggregate sum of $________.

This release is executed by the Administrative Agent on behalf of the Agents and the Lenders party to the CSA, without representation or warranty of any kind, express or implied, except that the Administrative Agent has not granted any right, title or interest in, or lien upon, the Specified Receivables to any other Person.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of _____________, 200_.

MIZUHO BANK, LTD., AS ADMINISTRATIVE AGENT

By:
Title:

Attachment: Exhibit A

SALE OF CERTAIN RECEIVABLE ASSETS

IN CONSIDERATION OF THE PAYMENT OF $_________, the receipt and sufficiency of which are hereby acknowledged, RED BIRD RECEIVABLES, LLC, a Delaware limited liability company (“Red Bird”), hereby sells, assigns, transfers and conveys, to INTERNATIONAL PAPER COMPANY, a New York corporation (“International Paper”), all right, title and interest in and to the trade accounts receivable as to which _______________ (or one of its Affiliates) is the account debtor that is listed on Exhibit A attached hereto and made a part hereof, together with all records related thereto and all proceeds of the foregoing (collectively, the “Specified Receivables”), without representation or warranty of any kind, express or implied.

It is Red Bird’s intention that the conveyance of the Specified Receivables made hereunder shall constitute a true sale, which sale is absolute and irrevocable and provides International Paper with the full benefits of ownership of the Specified Receivables.

IN WITNESS WHEREOF, Red Bird has caused this instrument to be duly executed and delivered on _____________, 20__.

RED BIRD RECEIVABLES, LLC

By:
Name:
Title:

Agreed to and accepted:
INTERNATIONAL PAPER COMPANY

By:
Name:
Title:

Attachment: Exhibit A

EXHIBIT VIII

FORM OF WEEKLY REPORT

SEE ATTACHED.

EXHIBIT IX

FORM OF DAILY REPORT

SEE ATTACHED.

SCHEDULE A

MAXIMUM ADVANCE AMOUNTS

LENDER	MAXIMUM ADVANCE AMOUNT
Atlantic Group	$275,000,000
Mizuho Group	$275,000,000
TOTAL	$550,000,000

SCHEDULE B

DOCUMENTS TO BE DELIVERED TO THE ADMINISTRATIVE AGENT

ON OR PRIOR TO THE DATE OF THIS AGREEMENT

1.	Amendment No. 4 to Amended and Restated Credit and Security Agreement dated as of March 13, 2008, duly executed by each of the parties thereto.

2.

Receivables Sale and Contribution Agreement dated as of March 13, 2008 (the “Receivables Sale and Contribution Agreement”) by and between International Paper Company (“IPCO”) and Red Bird Receivables, LLC (“SPV” and, together with IPCO, the “Loan Parties”), duly executed by the parties thereto.

3.	Copy of the Credit and Collection Policy.

4.	Subordinated Note, executed by SPV in favor of IPCO.

5.	Second Amended and Restated Credit and Security Agreement, duly executed by each of the parties thereto.

6.	Executed [New/Amendments to/Amendments and Restatements of] Collection Account Agreements for each [new] Lock Box and Collection Account.

7.	Amended and Restated CAFCO Fee Letter.

8.	Certified Articles of Incorporation for IPCO from the State of New York.

9.	Certificate of Conversion and Certificate of Formation for SPV from the State of Delaware.

10.	Good standing certificates (a) for IPCO, from the States of New York and Tennessee, and (b) post-closing, for SPV from the State of Delaware.

11.	A certificate of each Loan Party’s [Assistant] Secretary certifying:

(a) A copy of the Resolutions of the Board of Directors (or comparable body) of such Loan Party, authorizing its execution, delivery and performance of the Transaction Documents to which it is a party;

(b) A copy of the Organizational Documents of such Loan Party (also certified, to the extent that such documents are filed with any governmental authority, by the Secretary of State of the jurisdiction of organization of such Loan Party on or within thirty (30) days prior to closing);

(c) Good Standing Certificates for such Loan Party issued by the Secretaries of State of its state of organization and, if required, the jurisdiction where it maintains its chief executive office; and

(d) The names and signatures of the officers authorized on its behalf to execute the Transaction Documents to which it is a party.

12.

A Certificate of IPCO’s financial officer certifying that, as of the closing date, no Termination Event or Unmatured Termination Event exists and is continuing under the Receivables Sale and Contribution Agreement.

13.	A Compliance Certificate in the form of Exhibit V to the Second Amended and Restated Credit and Security Agreement, duly executed by the SPV.

14.	A Monthly Report as at January 31, 2008.

15.

Pre-filing state and federal tax lien, judgment lien and UCC lien searches against IPCO from the State of New York and state and federal tax and judgment lien searches against IPCO in the relevant filing offices in the State of Tennessee. Pre-filing state and federal tax lien, judgment lien and UCC lien searches against SPV from the State of Delaware.

16.

UCC-1 naming IPCO as debtor/seller, the Administrative Agent as total assignee of secured party/buyer, and SPV, as assignor/original secured party/buyer, reasonably describing the Receivables and Related Security being conveyed under the Receivables Sale and Contribution Agreement, in form suitable for filing in New York.

17.	“All assets” UCC-1 naming SPV as debtor, and the Administrative Agent as secured party, in form suitable for filing in Delaware.

18.

UCC termination statements, if any, necessary to release all security interests and other rights of any Person in the Receivables, Contracts or Related Security previously granted by IPCO or SPV in favor of anyone other than the Administrative Agent.

19.	A “true sale” opinion and a “substantive consolidation” opinion of counsel for IPCO with respect to the transactions contemplated by the Receivables Contribution and Sale Agreement.

20.	A favorable opinion of legal counsel for the Loan Parties licensed to give opinions under New York law reasonably acceptable to the Administrative Agent as to the following:

(a) IPCO is a corporation validly existing, and in good standing under the laws of the state of New York. SPV is a limited liability company validly existing, and in good standing under the laws of the state of Delaware.

(b) Each of the Loan Parties has all requisite authority to conduct its business in each jurisdiction where failure to be so qualified would have a material adverse effect on such Loan Party’s business.

(c) The execution and delivery by such Loan Party of the Transaction Document to which it is a party and its performance of its obligations thereunder have been duly authorized by all necessary organizational action and proceedings on the part of such Loan Party and will not:

(i) require any action by or in respect of, or filing with, any governmental body, agency or official (other than the filing of UCC financing statements);

(ii) contravene, or constitute a default under, any provision of applicable law or regulation or of its Organizational Documents or of any material agreement, judgment, injunction, order, decree or other instrument binding upon such Loan Party; or

(iii) result in the creation or imposition of any Adverse Claim on assets of such Loan Party or any of its Subsidiaries (except as contemplated by the Transaction Documents).

(d) Each of the Transaction Documents to which such Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes the legally valid, and binding obligation of such Loan Party enforceable in accordance with its terms, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

(e) In the event that the Receivables Sale and Contribution Agreement is held to create a transfer for security purposes rather than a true sale or other outright assignment, the provisions of the Receivables Sale and Contribution Agreement are effective to create valid security interests in favor of SPV in all of IPCO’s right, title and interest in and to the Receivables and Related Security described therein which constitute “accounts,” “chattel paper” or “general intangibles” (each as defined in the UCC) (collectively, the “Opinion Collateral”), as security for the payment of a loan deemed to have been made by SPV to IPCO in an amount equal to the Purchase Price (as defined therein) of the Receivables (as defined therein), together with all other obligations of SPV thereunder. The provisions of the Second Amended and Restated Credit and Security Agreement are effective to create valid security interests in favor of the Administrative Agent in all of SPV’s right, title and interest in and to the Opinion Collateral to secure payment of the Obligations.

(f) Each of the UCC-1 Financing Statement naming either of the Loan Parties as debtor, and the Administrative Agent, as secured party or total assignee of secured party/buyer is in appropriate form for filing in the filing office noted on the face thereof. Upon filing of such UCC-1 Financing Statements in such filing offices and payment of the required filing fees, the security interests of or assigned to the Administrative Agent in the Opinion Collateral will be perfected.

(g) Based solely on our review of the [describe UCC Search Reports], and assuming (i) the filing of the Financing Statements and payment of the required filing fees in accordance with paragraph (f) and (ii) the absence of any intervening filings between the date and time of the Search Reports and the date and time of the filing of the Financing Statements, the security interests of the Administrative Agent in the Opinion Collateral are prior to any security interest granted in the Opinion Collateral (x) by IPCO, the priority of which is determined solely by the filing of a financing statement in the office of the Secretary of State of the State of New York, and (y) by SPV, the priority of which is determined solely by the filing of a financing statement in the office of the Secretary of State of the State of Delaware.

(h) Such Loan Party is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

21.

Executed copies of (i) all consents from and authorizations by any Persons and (ii) all waivers and amendments to existing credit facilities, that are necessary in connection with the Transaction Documents, if any.

22.	Amended and Restated Letter Agreement by and between the Agents and Cap Gemini Ernst & Young Polska Sp. Z.o.o.